UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant	[ ]

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ENTERPRISE FINANCIAL SERVICES CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENTERPRISE FINANCIAL SERVICES CORP

150 NORTH MERAMEC
CLAYTON, MISSOURI 63105

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Enterprise Financial Services Corp will be held at the St. Louis Art Museum, 1 Fine Arts Drive, St. Louis, MO 63110 on Wednesday, May 21, 2014, at 5:00 p.m. local time, for the following purposes:

1. The election of 11 directors named in the accompanying proxy statement to hold office until the next Annual Meeting of Stockholders or until their successors are elected and have qualified.
2. Proposal A, ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm.
3. Proposal B, an advisory (non-binding) vote to approve our executive compensation, as disclosed in this proxy statement.
4. Proposal C, an advisory (non-binding) vote on the frequency of the advisory vote on executive compensation.
5. Proposal D, approval of an amendment to the certificate of incorporation, as amended, to eliminate cumulative voting.

The Board of Directors has fixed the close of business on March 24, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

It is important that your shares be represented and voted at the meeting. You have three options for voting your shares:
1. vote via the Internet,
2. vote via the telephone or
3. complete and return the proxy card sent to you.

 For Internet or telephone voting, instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

By Order of the Board of Directors,

Noel J. Bortle, Secretary
Clayton, Missouri
April 11, 2014

ENTERPRISE FINANCIAL SERVICES CORP

150 NORTH MERAMEC

CLAYTON, MISSOURI 63105

PROXY STATEMENT

These proxy materials are delivered by the Board of Directors of Enterprise Financial Services Corp (the “Company” or “EFSC”), in connection with the solicitation of proxies to be voted at the 2014 Annual Meeting of Stockholders or any adjournment or postponement thereof. The meeting will be held at the St. Louis Art Museum, 1 Fine Arts Drive, St. Louis, MO 63110 on Wednesday, May 21, 2014 at 5:00 p.m. local time.

This Proxy Statement and the proxy card were first provided to stockholders on or about April 11, 2014.

QUESTIONS ABOUT THE MEETING AND THESE PROXY MATERIALS

What may I vote on?

1. The election of 11 directors named in this Proxy Statement to hold office until the next Annual Meeting of Stockholders or until their successors are elected and have qualified.
2. Proposal A, ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm.
3. Proposal B, an advisory (non-binding) vote to approve our executive compensation, as disclosed in this proxy statement.
4. Proposal C, an advisory (non-binding) vote on the frequency of the advisory vote on executive compensation.
5. Proposal D, approval of an amendment to the certificate of incorporation, as amended, to eliminate cumulative voting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE
NOMINEES NAMED HEREIN, A VOTE IN FAVOR OF PROPOSAL B AND D, AND A VOTE IN FAVOR OF “1 YEAR” FOR PROPOSAL C. THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL A.

Who can vote at the meeting? Our Board of Directors has set March 24, 2014 as the record date for the Annual Meeting. All stockholders who owned our common stock at the close of business on the record date may vote at the Annual Meeting. On the record date, there were 20,096,511 shares of common stock outstanding. Shares held as of the record date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a stockbroker, bank or other nominee.

How do I vote my shares? If your shares are registered directly in your name with our stock transfer agent, Computershare, you are considered a stockholder of record and the beneficial owner of those shares. As a stockholder of record, you have the right to grant your voting proxy directly to the Company, or to vote in person at the meeting. You may submit your proxy by mail, over the internet at www.proxyvote.com, or via the telephone at 1-800-690-6903.

If your shares are held in a stock brokerage account or by a bank, you are still considered the beneficial owner of those shares, but your shares are said to be held in “street name.” Generally, only stockholders of record may vote in person at the meeting. If your shares are held in street name, you will receive a form from your broker or bank seeking instruction as to how your shares should be voted. If you desire to vote shares held in street name in person at the meeting, you need to contact your broker and ask how to obtain a “legal proxy” to directly vote such shares.

Internet Availability of Proxy Solicitation and Other Annual Meeting Materials. Rules adopted by the U.S. Securities & Exchange Commission, or SEC, permit us to mail a notice to our stockholders advising that our proxy statement, annual report to stockholders, electronic proxy card and related materials are available for viewing, free of charge, on the Internet. Stockholders may then access these materials and vote over the Internet or request delivery of a full set of materials by mail or email. These rules help us lower the cost of conducting our annual meeting by reducing costs associated with printing and postage.

We will begin mailing the required Notice of Internet Availability of Proxy Materials to stockholders on or about April 11, 2014. The proxy materials will be posted on the Internet, at www.proxyvote.com, no later than the day we begin mailing the Notice. If you receive the Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

The Notice of Internet Availability of Proxy Materials contains the following important information:

•	The date, time and location of the annual meeting;

•	A brief description of the matters to be voted on at the meeting;

•	A list of the proxy materials available for viewing on www.proxyvote.com and the control number you will use to access the site; and

•	Instructions on how to access and review the proxy materials online, how to vote your shares over the Internet, and how to get a paper or email copy of the proxy materials, if that is your preference.

Can I change my vote? Yes. If you are the stockholder of record, you may revoke your proxy at any time before the Annual Meeting by:
• entering a new vote by Internet or telephone;
• returning a later-dated proxy card;
• sending written notice of revocation to the Secretary of the Company; or
• attending the Annual Meeting and voting by ballot.

To change your vote for shares you hold in street name, you will need to follow the instructions provided by your broker or bank.

How are shares of Common Stock voted at the meeting? Each holder of common stock is entitled to one vote for each share of common stock held with respect to each matter to be voted upon; provided, however, that cumulative voting is available for the election of directors.

All shares of common stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting which are not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. If no contrary instructions are indicated, proxies will be voted FOR the election of the Board's director nominees, FOR approval of Proposals A, B and D, and “1 Year” for Proposal C.

What does cumulative voting in the election of directors involve? Under cumulative voting, each stockholder is entitled to cast a number of votes equal to the number of shares held by such stockholder multiplied by the total number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees, either in equal or unequal amounts, as the stockholder may elect. A plurality of votes cast at the Annual Meeting is required for the election of each director, which effectively means that the eleven persons receiving the most votes will be elected as directors. Shares held by a stockholder who elects to withhold authority to vote for all nominees will not participate in the election for directors but will be present for other quorum and business purposes. A stockholder who withholds authority to vote for one or more (but less than all) director nominees will be deemed to have elected to allocate all his votes equally among all remaining director nominees. Notwithstanding the foregoing, the proxies have, and may exercise, authority to cumulate and allocate votes among the nominees, including to allocate votes from other stockholders to vote in favor of the nominees as to which the “withholding stockholder” has withheld authority. If any other proposals were to come before the meeting, each stockholder would be entitled to one vote for each share of common stock held by such stockholder.

How many votes are required to adopt the other proposals? Proposals A-C will be adopted if a majority of the votes cast on the respective proposal are in favor. Proposal D will require the affirmative vote of the holders of a majority of the outstanding shares of common stock.

How do I vote if my shares are held in a benefit plan? If you are a current or former employee of the Company or one of its subsidiaries and you have any portion of your investment funds allocated to the EFSC Common Stock Fund in the EFSC Incentive Savings Plan ("Savings Plan"), you may instruct the Savings Plan’s trustees how to vote the shares of common stock allocated to your account under the Savings Plan. You will instruct the voting of your stock in the same manner as other stockholders, i.e., by submitting your voting instructions by telephone or through the Internet or by requesting a proxy card to sign and return. Please see the Notice of Internet Availability of Proxy Materials we sent to you or this proxy statement for specific instructions on how to provide voting instructions by any of these methods. Please note that your voting instructions for stock you hold in the Savings Plan must be returned by 11:59 p.m. Eastern Time on May 16, 2014.

What if I don’t give specific voting instructions or abstain?
If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated.

If you are a stockholder of record and you return a signed proxy card but do not indicate how you wish to vote, the shares will be voted in favor of the election as directors of the nominees described in this proxy statement, for the other proposals except for Proposal C, and for “1 Year” for Proposal C. If you do not return the proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.

Under the rules of the New York Stock Exchange, which regulates stock brokers, Proposal A, the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm, is considered a routine matter, and your brokerage firm or other nominee will be entitled to vote your shares in their discretion on this proposal even if you do not provide voting instructions to your broker or other nominee. However, the election of directors, Proposal B-the advisory (non-binding) vote to approve our executive compensation, Proposal C- the advisory (non-binding) vote on the frequency of the advisory vote on executive compensation, and Proposal D - the amendment to the certificate of incorporation, as amended, to eliminate cumulative voting, are not considered routine matters, and brokers will not be permitted to vote on the election of directors or Proposals B, C and D if beneficial owners fail to provide voting instructions. The shares that cannot be voted by brokers on non-routine matters are commonly referred to as “broker non-votes.”
Abstentions and broker non-votes (assuming a quorum is present) will have no effect on the election of directors or on Proposals A-C and will have the effect of a vote against Proposal D.

Who pays for this proxy solicitation? The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to solicitation by mail, proxies may be solicited in person or by telephone or by other means by the Company’s directors, officers or employees, who will not receive any additional compensation for solicitation activities. The Company has engaged Broadridge Financial Solutions, Inc., for a fee to be determined, to assist in the distribution and tabulation of proxies. The Company will also reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of common stock as of the record date.

________________________

The date of this Proxy Statement is April 11, 2014.

ELECTION OF DIRECTORS

The Board of Directors, upon recommendations of its Nominating and Governance Committee, has nominated for election the 11 persons named below. It is intended that proxies solicited will be voted for such nominees, in accordance with our cumulative voting structure as discussed above. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

The following biographical information is furnished with respect to each member of the Board of Directors of the Company, some of whom also serve as directors and officers of one or more of the Company’s subsidiaries, including Enterprise Bank & Trust (the “Bank”).

There are no family relationships between or among any directors or executive officers of the Company. Except as noted below, none of the Company’s directors or executive officers serves as a director of (i) any company other than EFSC that has a class of securities registered under or that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, or (ii) any investment company registered under the Investment Company Act of 1940. Other than Mr. Benoist, all directors who served for any part of fiscal year 2013 have been determined to be independent as defined in Rule 5605(a)(2) of the NASDAQ stock market.

Name of Nominee	Age	Director Since
Peter F. Benoist	66	2002
Michael A. DeCola	60	2007
William H. Downey	69	2002
John S. Eulich	63	2010
Robert E. Guest, Jr.	59	2002
James M. Havel	59	2014
Judith S. Heeter	64	2012
Birch M. Mullins	70	1996
James J. Murphy, Jr.	70	2002
Brenda D. Newberry	60	2007
Sandra A. Van Trease	53	2005

The biographies of the nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director.

James J. Murphy has been a director of the Company since 2002. Since 1982, Mr. Murphy has been the Chairman of Murphy Company, a mechanical specialty contracting firm. Mr. Murphy has been the Chairman of the Board of the Company since 2008 and served as the Lead Independent Director of the Company from November 2005 through May 2008. He is also a past chairman of the St. Louis Regional Business Council and is currently engaged in various community activities. Mr. Murphy has built a successful, private business and brings a long history of entrepreneurship which is the cornerstone of the Company's strategy of focusing on the banking and wealth management needs of privately-held businesses, their owner families and other success-minded individuals.

Peter F. Benoist has been a director of the Company since 2002. Since May 2008, Mr. Benoist has been the President and Chief Executive Officer of the Company. Mr. Benoist was the Executive Vice President and Chairman and Chief Executive Officer of the Bank from October 2002 through May 2008, and served as the Chairman of the Company’s Board from November 2005 through May 2008. Mr. Benoist was the Executive Director of the St. Louis Regional Housing and Community Development Alliance from 1999 through 2002. He has over thirty years of public company banking experience as an officer and director and has served on public company boards. Mr. Benoist brings deep knowledge of the Company and its business and is the voice of management on the Board.

Michael A. DeCola has been a director of the Company since 2007. Mr. DeCola is currently the President & CEO of HBM Holdings and Chief Executive Officer of Mississippi Lime Company (calcium based chemical products) one of HBM Holdings portfolio companies. Mr. DeCola serves on several private company boards in the St. Louis community and is the past chairman of the St. Louis Regional Business Council. He brings to the Board executive business experience and connections with the St. Louis business community.

William H. Downey has been a director of the Company since 2002. Mr. Downey served as Executive Vice Chair and Director of Great Plains Energy Incorporated, (NYSE: GXP), an electric utility company from May 2011, until his retirement on August 31, 2011 and President, Chief Operating Officer and director from 2003 to May 2011. Mr. Downey was also the President and Chief Operating Officer of Great Plains Energy’s subsidiary, Kansas City Power & Light Company from 2008 to 2011, and served as Chief Executive Officer from 2003 to 2008. In addition, he had served as President and Chief Operating Officer of Greater Missouri Operations, a subsidiary of Great Plains Energy since 2008. He joined the Board of Directors of BPL Global Inc, Ltd. (BPLG), a smartgrid technology company, in December, 2011 and resigned with the Company's sale in June 2013. In December 2013 Mr. Downey joined the Board of Versify Solutions, Inc., a software solutions energy asset optimization company. Mr. Downey is currently providing advisory services to the Kansas City water services department as an employee of Burns and McDonnell Engineering. Mr. Downey’s broad strategic experience and knowledge of operations along with his experience in a publicly traded utility company and the related experience in regulatory relations at both a federal and state level is an asset for the board.

John S. Eulich has been a director of the Company since 2010. Mr. Eulich has been the Chairman and Chief Executive Officer of Aspeq Holdings, Inc. (dba INDEECO), a manufacturing company, since 2005. He has been a member of the Enterprise Bank & Trust Board of Directors since July 2009. Since 2005, Mr. Eulich has also been a director of LMI Aerospace, Inc. (NASDAQ: LMIA) where he currently serves as lead director and is a member of LMIA’s Audit Committee and Compensation Committee. In addition to his public company experience, he is a successful entrepreneur and familiar with the needs of privately-held businesses. He also is engaged in the St. Louis community through various boards.

Robert E. Guest, Jr. has been a director of the Company since 2002. Since 2007, Mr. Guest has been a partner at The Affinity Law Group. Mr. Guest was a partner at Doster Mickes James Ullom Benson & Guest, LLC, a law firm, from 2005 through 2007, and prior to that he was a partner at the law firm of Benson & Guest LLP, from 1986 through 2005. Mr. Guest brings significant legal experience in commercial activities and merger and acquisitions. He is also very familiar with the St. Louis and Kansas City business communities.

James M. Havel was appointed to the Board on March 6, 2014. Mr. Havel has served as the Chief Financial Officer of Major Brands Holdings, a prominent St. Louis-based wholesaler of premium wine and spirits, craft beer and non-alcoholic beverages since 2011. He previously held various positions at Ernst & Young LLP from 1976 through June 2010, including Managing Partner in two offices, Area Audit and Advisory Services Managing Partner, North American Director of Sovereign Wealth Services and Regional Director of Manufacturing Services. As an independent management consultant from July 2010 through March 2011 with Havel Associates, LLC, Havel has also advised public and private companies on acquisitions and strategic planning.

Judith S. Heeter has been a director of the Company since 2012. Since February 2011, Ms. Heeter has served as president of Pathfinder Consulting, LLC, a consulting company based in Mission Hills, Kansas which she founded. From 1990 to 2010, Ms. Heeter served as Director of Business Affairs and Licensing for the Major League Baseball Players Association. Also from 1989 until February 2011, Ms. Heeter was a partner with the law firm of Polsinelli Shugart P.C. Ms. Heeter currently serves on the Board of Directors of Missouri Employers Mutual Insurance Company, serving as Chairman since December 2011. She also serves on several non-public boards in the Kansas City metro area. Ms. Heeter brings a variety of executive and legal experience to the Board, including having practiced as an attorney for over 30 years. She is experienced in negotiating and implementing strategic business transactions and reorganizations. She also has a significant business network within the Kansas City community.

Birch M. Mullins has been a director of the Company since 1996. He has been the President of Baur Properties, a real estate investment company, since 1988. Mr. Mullins is a successful real estate investor and brings expertise in St. Louis commercial real estate.

Brenda D. Newberry has been a director of the Company since 2007. Ms. Newberry is the Chief Executive Officer of Nesher, LLC, a business and leadership consulting firm, since 2010. She is the retired Chairman of The Newberry Group, a global IT company she founded in 1996. She was the Chairman and Chief Executive Officer from 2006 through 2009 when she appointed a successor CEO while remaining Chair until 2010, and was President and Chief Executive Officer from 1996 through 2005. Ms. Newberry has been a director of The Laclede Group, a natural gas distribution company, (NYSE: LG), since 2007 and has served on that company’s Audit, Compensation and Investment Review committees. Ms. Newberry started, built and sold a successful, privately-held business after serving in the United States Air Force for 6 years, a major defense contractor for 5 years and MasterCard International for 12 years, where she served in positions ranging from technology specialist to a global VP of a profit and loss business unit. She is also very active in the St. Louis community, especially programs encouraging education, as well as, youth and minority development. Ms. Newberry’s experience in global operations combined with her entrepreneurial background and service on other publicly-traded company boards provides a broad and valuable perspective to our Board.

Sandra A. Van Trease has been a director of the Company since 2005. Since 2004, Ms. Van Trease has been the Group President of BJC HealthCare, a not-for-profit operator of hospitals and the largest healthcare institution is the St. Louis area. Ms. Van Trease was President and Chief Executive Officer at UNICARE, an operating unit of Well Point Inc., a health insurance company, from 2002 through 2004, and she was President, Chief Financial Officer and Chief Operating Officer of RightChoice, a health insurance company, from 2000 through 2002. Ms. Van Trease has been a director of Peabody Energy (NYSE: BTU) since 2002, where she has served as a member of their Audit Committee, and as a member and is currently chair of their Health, Safety, Security and Environmental Committee. Ms. Van Trease is also a Certified Public Accountant. Ms. Van Trease’s executive management and experience at these institutions together with her service on other publicly-traded company boards and strong community service make her a valued advisor and highly qualified to serve on our board and its committees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE
INDIVIDUALS LISTED ABOVE FOR ELECTION AS DIRECTORS OF THE COMPANY.

BOARD AND COMMITTEE INFORMATION

The Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interest of stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

All Committee members are appointed by the Board. In addition, the Board has established membership standards for each committee which requires that a certain number of committee members must be “independent directors,” as that term is defined in Rule 5605(a)(2) of the NASDAQ rules.

The Board met six times in 2013. All directors attended at least 75% of all meetings of the full Board and of those committees on which they served in 2013. The Company’s Board of Directors periodically held executive sessions of the members of the Board who met the then current standards of independence. Executive sessions of the Board were presided over by the Chairman. In 2014, the Board is scheduled to meet six times. While there is no formal policy concerning director attendance at the annual meeting, all members of the Board are encouraged to attend if reasonably able to do so. Eleven of the twelve then current members of the Board attended the 2013 annual meeting.

DIRECTOR COMPENSATION

The following table sets forth compensation paid to each of the Company’s non-employee directors during 2013.

	Fees Earned or Paid in Cash	Stock Awards	Total Annual Compensation
Name	($) (a)	($)	($)
Michael A. DeCola	36	30,464	30,500
William H. Downey	14,112	11,588	25,700
John S. Eulich	10,025	21,725	31,750
Robert E. Guest, Jr.	23,986	11,964	35,950
Judith S. Heeter	18,163	17,087	35,250
Lewis A. Levey	13,533	13,467	27,000
Birch M. Mullins	777	34,223	35,000
James J. Murphy, Jr.	1	49,999	50,000
Brenda D. Newberry	12,279	12,221	24,500
John M. Tracy	33	28,467	28,500
Sandra A. Van Trease	36	40,714	40,750

(a)	Includes fractional shares paid in cash.

In 2013, non-employee Directors received a $12,000 annual retainer and $1,000 per board meeting attended. For Committee service, the Chairpersons received an additional retainer as follows: Audit Committee ($10,000), Compensation Committee ($8,000) and Nominating and Governance Committee ($6,000). Non-Chairperson committee members receive $750 per committee meeting attended. Chairman Murphy receives only an annual fee of $50,000. Directors also receive attendance fees and stipends for service on the Board of Directors of Enterprise Bank & Trust and representing the holding company board on the Bank's advisory boards. In 2013, Mr. Eulich received cash fees of $10,000 for his service on the Bank's board of directors. Mr. Downey and Ms. Heeter received cash fees of $1,700 and $1,000, respectively, for their service on the Bank's Kansas City Regional Advisory Board. Mr. Guest received a stipend of $10,200 for his service as Chairperson of the Clayton Advisory Board, and $1,000 for his service on the Bank's Kansas City Regional Advisory Board.

Directors select whether to receive their holding company board compensation in 100% common stock or 50% cash/50% common stock. The shares are issued under a Stock Plan for Non-Management Directors, approved by the stockholders in 2006.

EXECUTIVE COMMITTEE

The Executive Committee is empowered to act on behalf of, and to exercise the powers of, the full Board of Directors in the management of the business and affairs of the Company when the full Board of Directors is not in session, except to the extent limited by applicable Delaware law. The charter for the Executive Committee may be found in the investor relations section of the Company’s website at www.enterprisebank.com. All actions by the committee are reported at the next regular Board of Directors meeting. In addition, approved Executive Committee minutes are shared with all Directors. In 2013, the committee met six times.

The Committee consists of six members, including five non-employee directors who are “independent directors” as defined in the NASDAQ standards. For 2013, the independent members of the Executive Committee consisted of Directors Murphy (Committee Chairman), DeCola, Levey, Van Trease, and Tracy. The non-independent member of the Committee was Director Benoist.

AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors by reviewing all audit processes and fees, the financial information provided to the stockholders and the Company’s systems of internal financial controls. The Audit Committee has the authority and responsibility to select and evaluate and, where appropriate, replace the Company’s independent registered public accounting firm (the “independent auditors”).

The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting, legal and regulatory compliance and the Company’s anonymous "whistleblower" reporting system. To satisfy these oversight responsibilities, the Committee separately meets regularly with the Company’s chief financial officer, its director of internal audit, Deloitte & Touche LLP and management. The Committee chair periodically meets between formal Committee meetings with the Company’s chief financial officer, its director of internal audit, and Deloitte & Touche LLP. The Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the internal and independent auditors, the status of material litigation, accounting changes that could affect the Company’s financial statements and proposed audit adjustments.

All members of the Audit Committee meet the NASDAQ independence standards. In 2013, the Audit Committee consisted of Directors Van Trease (Committee Chairperson), Guest, Downey, Newberry, and Levey. The Audit Committee met 7 times in 2013.

The Board of Directors has determined that Directors Guest and Van Trease satisfy the requirements of an “ audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and satisfy the definition of “financially sophisticated” under NASDAQ Rule 5605(c).

The Company’s Board has determined that none of the Directors on the Audit Committee have a relationship with the Company or the Bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as director. None of them is, or have been for the past three years, an employee of the Company or the Bank, and none of their immediate family members is, or have for the past three years, been an executive officer of the Company or the Bank.

As noted in the Audit Committee’s charter, which is available on the Company’s website at www.enterprisebank.com, the Company’s management is responsible for preparing the Company’s financial statements. The Company’s independent auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of quality of audits performed by the independent auditors. The Audit Committee reassesses the adequacy of the charter on an annual basis.

The Audit Committee has considered whether the provision by Deloitte & Touche LLP of the services covered by the audit fees is compatible with maintaining Deloitte & Touche LLP’s independence and concluded that it is compatible. The Audit Committee is responsible for pre-approving all auditing services and permitted non-auditing services to be performed by the Company’s independent auditors. The Chairperson of the Audit Committee has authority to approve in advance all audit or non-audit services to be performed by the independent auditors, but must report any such approval to the full Audit Committee at the next regularly scheduled meeting.

The Report of the Audit Committee appears on page 38 of this Proxy Statement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee assists the Board in identifying and recommending qualified director nominees for election at the stockholders’ annual meeting. The charter for the Nominating and Corporate Governance Committee may be found at the Company’s website at www.enterprisebank.com. The Committee also recommends membership on Board committees, is responsible for risks relating to management and Board succession planning, recommends corporate governance guidelines, and oversees an annual Board self-evaluation.

All members of the Committee meet the NASDAQ independence standards. Nominating and Corporate Governance Committee members for 2013 were Directors Tracy(Committee Chairman), Murphy, Newberry, and Heeter. The Committee met four times in 2013.

The Nominating and Corporate Governance Committee may consider candidates for Board membership coming to its attention through current Board members, search firms, stockholders and other persons. The Nominating and Corporate Governance Committee identified Mr. Havel and recommended him for election to the Board. Suggestions for nominees from stockholders are evaluated in the same manner as other nominees. Any stockholder nomination must be submitted in writing to the Secretary,

Enterprise Financial Services Corp, 150 North Meramec, Clayton, Missouri 63105 and should include the stockholder’s name, address and number of the Company’s shares owned by the stockholder along with the nominee’s name and qualifications in accordance with the procedures set forth in our bylaws, as described in Proposals of Stockholders on page 39. No stockholder has properly nominated anyone for election as a director at the Annual Meeting.

There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating and Corporate Governance Committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, diversity, experience with business and other organizations comparable with EFSC, the interplay of the candidate’s experience with that of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and to any of the committees of the Board of Directors. The Nominating and Corporate Governance Committee will evaluate nominees for directors submitted by stockholders in the same manner in which it evaluates other director nominees.

Stockholders may communicate directly to the Board of Directors, including individual directors, by sending a letter to the Board at: Enterprise Financial Services Corp Board of Directors, 150 North Meramec, Clayton, Missouri 63105. All communications directed to the Board of Directors will be received and processed by the Secretary of the Company and will be transmitted to the Chairman of the Nominating and Corporate Governance Committee without any editing or screening.

COMPENSATION COMMITTEE

The Compensation Committee consists of Directors DeCola (Committee Chairman), Eulich, Mullins and Murphy. The Compensation Committee met six times in 2013. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the NASDAQ rules. The responsibilities of the Committee are set forth in its charter, which is available on the Company’s website at www.enterprisebank.com, and includes the responsibility for establishing, implementing and continually monitoring compliance with the Company’s compensation philosophy. Members of the Committee are outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986. During fiscal year 2013, no Member was an executive officer of another entity on whose compensation committee or board of directors an executive officer of the Company served.

The Compensation Committee is responsible for risks relating to employment policies and the Company’s compensation and benefits systems. To assist it in satisfying these oversight responsibilities, the Committee has retained its own compensation consultant and meets regularly with management and with outside counsel to understand the financial, human resources and stockholder implications of compensation decisions being made.

The Compensation Committee Report appears on page 20 of this Proxy Statement.

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS OF THE REGISTRANT

The executive officers of the Company, as of March 24, 2014, are as follows:

Name	Age	Principal Business Occupation During the Past Five Years
Peter F. Benoist	66	President and Chief Executive Officer of Enterprise Financial Services Corp since May 2008.
Frank H. Sanfilippo	51
Executive Vice President and Chief Operating Officer of Enterprise Financial Services Corp and Enterprise Bank & Trust since October 2013. Executive Vice President and Chief Financial Officer of Enterprise Financial Services Corp from June 2001 through October 2013.

Keene S. Turner	34
Executive Vice President and Chief Financial Officer of Enterprise Financial Services Corp and Enterprise Bank & Trust since November 2013. Executive Vice President and Chief Accounting Officer of National Penn Bancshares, Inc. from February 2010 through October 2013. Vice President, Griffin Financial Group LLC, an investment banking firm, from February 2009 through January 2010. Assurance & Advisory Business Services, Ernst & Young, LLP, a professional services firm, from 2001 through February 2009.

Stephen P. Marsh	58	Executive Vice President, Chairman and Chief Credit Officer of Enterprise Bank & Trust since April 2003.
Richard C. Leuck	56
Executive Vice President and President of Consumer Banking and Branch Distribution of Enterprise Bank & Trust since October 2013. Executive Vice President and Chief Operating Officer of Enterprise Bank & Trust from January 2009 through October 2013.

Scott R. Goodman	50
President, Enterprise Bank & Trust since April 2013. Executive Vice President, Director of Commercial Banking & Wealth Management from May 2012 through April 2013. Senior Vice President, Senior Loan Officer and President of the St. Louis Region, Enterprise Bank & Trust from January 2009 through May 2012.

Mark G. Ponder	43
Senior Vice President and Controller of Enterprise Financial Services Corp since March 2012. Controller of Corizon Health, Inc. from July 2010 through March 2012. Director of Financial Reporting and Treasury of Centene Corporation from 2006 through 2010.

Loren E. White	57
Senior Vice President and Head of Human Resources of Enterprise Bank & Trust since February 2014. Vice President of Talent Management & Organization Development of Corizon Health, Inc. from August 2012 through February 2014. Senior Director of Human Resources of Corizon Health, Inc. from October 2008 through August 2012.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding our compensation programs for our Chief Executive Officer, Chief Financial Officer and the three most highly compensated other executive officers (our "Named Executive Officers"), including our overall compensation philosophy, components of compensation that we provide, and the objectives and intended incentives of compensation. In 2013 our “Named Executive Officers” were as follows:

Name	Title	Age

Peter F. Benoist	President and Chief Executive Officer	66
Keene S. Turner	Executive Vice President and Chief Financial Officer	34
Stephen P. Marsh	Executive Vice President, Chairman and Chief Credit Officer - Enterprise Bank & Trust	58
Richard C. Leuck	Executive Vice President, President of Consumer Banking and Branch Distribution - Enterprise Bank & Trust	56
Scott R. Goodman	President - Enterprise Bank & Trust	50

Frank H. Sanfilippo served as Executive Vice President - Chief Financial Officer until October 15, 2013, when he became Executive Vice President - Chief Operating Officer. Under applicable rules of the Securities and Exchange Commission, Mr. Sanfilippo is included in the list of our Named Executive Officers for the 2013 fiscal year. Mr. Turner joined the Company on October 15, 2013 at which time he became Chief Financial Officer.

Compensation Philosophy
Our compensation philosophy is to provide a competitive compensation program that provides incentives for performance and management of risk. We develop and administer compensation programs consistent with the following principles:

•	Compensation will be based on clearly defined goals;

•	Compensation and variable incentives will be aligned with measurable business results, appropriate risk management and increases in stockholder value;

•	Our compensation programs will be linked to successful implementation of our business plan;

•	We will compensate our associates in ways designed to attract, motivate and retain valuable performers;

•	We will provide fair and competitive compensation based on market data; and

•	We will implement programs that are easy to understand and administer.

Overview of the Compensation Process
The Compensation Committee of the Board of Directors (the “Committee”) administers the Company's executive compensation programs under the authority of its charter. The Committee has responsibility for establishing, implementing and continually monitoring compliance with the Company's compensation philosophy.

The Committee has overall responsibility relating to compensation for the directors and officers and other associates. Other than with respect to Named Executive Officers, the Committee delegates certain of those functions to management. In the case of Named Executive Officers, the Committee establishes and reviews all aspects of base salaries, short-term incentives, and long-term incentives, including measurement metrics and goals. With respect to executives below this level, the Committee reviews management's recommendations with respect to these matters. In the case of the non-executive associate population, the Committee reviews, approves, and monitors methods of generally administering compensation practices. The Committee retains oversight over compensation programs that are delegated to management, including evaluating compensation practices to determine that they do not encourage inappropriate risk to the Company.

Annual Shareholder Approval of Executive Compensation Practices. On an annual basis, we submit to our stockholders a non-binding advisory resolution approving our executive compensation practices. In every vote, our executive compensation practices have received the approval of our stockholders. In 2013, 98% of votes cast were voted for approval of our executive compensation practices. This vote is advisory and not binding upon the Committee, however the Committee takes the outcome of this vote into consideration in making executive compensation decisions.

Committee Agendas, Scheduling, and Keeping of the Minutes. The Committee Chairman, with input from the Committee, works with the Company's Senior Vice President of Human Resources, in preparing the agenda and calendar for the year. The Corporate Secretary takes minutes of the Committee's meetings. The Committee reviews and approves all minutes. The minutes are shared with the full Board upon approval.

Performance Reviews. Each of our executive officers performs an annual self-evaluation of his or her performance. Our Chief Executive Officer conducts performance evaluations or has final approval over performance evaluations for the other Named Executive Officers. The Executive Committee conducts the annual performance evaluation of our Chief Executive Officer and reports the results of the evaluation, including the Chief Executive Officer's leadership rating to the Compensation Committee.

The performance review of our executive officers includes individual performance criteria consisting of financial and operational performance goals for specific lines of business, management of risk and development of teams and leadership.

The performance review of our Chief Executive Officer is based on the financial performance of the Company, the increase in stockholder value, growth in the human capital of the organization, succession planning, input from the outside members of the Board of Directors and the Company's overall management of risk. The Committee discusses the Executive Committee's evaluation of the Chief Executive Officer without the Chief Executive Officer being present. A Committee member presents the Committee's decisions for compensation of each executive officer to the full Board of Directors.

Compensation Consultant. In 2013, the Committee again engaged Pay Governance to provide consulting services with respect to executive compensation. Pay Governance does not own any securities of the Company, nor do the consultants have any other business relationships with the Company or other individual associates. The Committee decides the nature and scope of any compensation consultant’s assignments and the Chairman of the Committee, with the Senior Vice President of Human Resources, approves the budget and invoices relating to consultants.

Pay Governance’s work for the Committee in 2013 included: (i) review and analysis of compensation data from the peer group of 24 companies discussed below for purposes of analyzing the competitiveness of the Company’s compensation for executive officers and (ii) providing business and technical advice on executive compensation matters, including short-term and long -term incentive compensation. In 2013, Pay Governance also provided services to the Company separate from its service to the Committee with respect to market based analysis of compensation programs for the Company’s commercial banking relationship managers and treasury management services personnel.

Comparisons to Peer Group. The Committee uses competitive data to compare its compensation levels to a group of peer companies with respect to the following elements of compensation for Named Executive Officers:

•	Base salary;

•	Short-term annual incentives;

•	Equity compensation elements such as stock options and restricted stock; and

•	Other elements that to date have been reported publicly under SEC rules.

The Committee does not set rigid benchmarks for compensation of Named Executive Officers. The Committee's objective is to offer total target compensation for Named Executive Officers that is competitive with the Company's peers considering the relative performance of the executive and the Company. The Committee evaluates the competitiveness of the Company's executive compensation by comparisons to the peer group, including median compensation for executives having comparable responsibility at financial institutions of comparable asset size. As the Company's size and operations change, the Committee will evaluate, with the advice of its compensation consultants, whether changes should be made to the peer group.

In 2013, our peer group consisted of the following 24 component companies:

Arrow Financial Corporation	Lakeland Financial Corp.
Bank of the Ozarks, Inc.	MidWest One Financial Group, Inc.
BNC Bancorp	Pinnacle Financial Partners Inc.
Cardinal Financial Corp.	QCR Holdings Inc.
CoBiz Financial Inc.	Republic Bancorp Inc.
Eagle Bancorp, Inc.	Simmons First National Corporation
Fidelity Southern Corporation	Southside Bancshares Inc.
Financial Institutions Inc.	Southwest Bancorp Inc.
First Financial Bankshares Inc.	StellarOne Corporation
First of Long Island Corp.	Suffolk Bancorp
Heartland Financial USA Inc.	SY Bancorp Inc.
Home Bancshares, Inc. (Conway, AR)	Tompkins Financial Corp.

In addition to comparisons to the peer group, and in the interest of taking internal equity into account, the Committee examines the relationship of one Named Executive Officer's total compensation and components to other Named Executive Officers.

Setting Compensation. The Committee considers the results of performance evaluations, peer group comparisons, and a review of the Company's goals and objectives. Based on this review, the Committee approves, and reports to the Board of Directors its decisions regarding the base salary, short term incentive compensation targets and long-term equity awards for our named executive officers for the current year, as well as short term incentive compensation earned for the prior year.

Compensation Components
Our executive compensation consists of three components:

•	base salary,

•	short-term annual incentive awards, and

•	long-term equity incentive compensation.

We also provide modest levels of perquisites, described later, to our Named Executive Officers. Named Executive Officers may elect to participate in a Deferred Compensation Plan that is available to certain other executives as well. We do not provide any executive benefits in the form of supplemental executive retirement plans, top hat plans, or special health care plans. Named Executive Officers also participate in other associate benefit programs that are provided or available to the general associate population such as health care, disability, life insurance and a defined contribution plan. These programs are described later. The Summary Compensation Table on page 24 provides additional information.

The Company does not have a firm policy for the allocation of compensation components. Allocations of compensation among the various components are intended to promote financial performance and risk management and to provide competitive overall compensation in comparison to the Company’s peer group.

Base Salaries. We use base salary to recognize and take into account requisite competencies, experience, and knowledge that we believe our Named Executive Officers must possess. In setting base salaries, the Committee considers the Named Executive Officer's experience, the difficulty that might be encountered in replacing the Named Executive Officer, and how limited the pool of qualified people might be. The Committee also considers comparisons to the peer group to determine competitive levels of base salary for Named Executive Officers.

With recommendations from the Chief Executive Officer and the Senior Vice President of Human Resources, the Committee annually reviews Named Executive Officer base salaries based on individual and Company performance, the individual's level of responsibility, peer group competitive data, internal equity considerations, compensation history, and terms and conditions of each Named Executive Officer's employment agreement.

Based on these factors, in 2013, the Committee approved increases in rates of base salaries for the Company's Named Executive Officers as follows:

Mr. Benoist     -    3.0%
Mr. Marsh    -    3.0%
Mr. Goodman    -    3.4%
Mr. Leuck    -    2.0%
Mr. Turner    -    N/A (joined Company October 15, 2013)
Mr. Sanfilippo    -    0.0%

Short-Term Annual Incentives. We use short-term incentive programs to drive an executive's performance in a given year by focusing on key goals. Our short-term incentive program sets a threshold, target and exceptional level of short-term incentive awards that a Named Executive Officer is eligible to earn. In the first quarter of each year, our Chief Executive Officer and the Senior Vice President of Human Resources, with the input of other members of management where appropriate, present proposed Named Executive Officer performance grids to the Committee for review and approval. For each of these Named Executive Officers, the Chief Executive Officers of the Company and the Bank review the goals and set the potential incentive amounts for each goal and performance level. The relative importance of each goal to all goals is determined. The relative weighting determines potential incentive payments for each goal. The Committee uses comparisons to the Company's peer group to determine target levels of payments.

For performance below threshold level of any goal, there is no payment. Payout for performance falling between the threshold, target and exceptional levels is determined using straight-line interpolation. The Committee retains discretion to make awards above the exceptional level amount if actual performance exceeds exceptional level goals, subject to the maximum incentive amount permitted in the Annual Incentive Plan approved by our stockholders. Short-term annual incentives for 2013 were payable in cash.

The Company's annual incentive program for 2013 utilized four goals that were applied across all of the Company's Named Executive Officers, with the exception of Mr. Turner. The Committee believes these goals align executives' incentives with the Company's stockholders and encourage superior performance in critical areas, such as efficient operations, profitability, prudent growth and effective risk management. The table below sets forth the threshold, target and exceptional level performance goals used in setting short term incentive awards for each of our Named Executive Officers under the 2013 Short-Term Incentive Plan. The minimum target amount of annual incentives for Mr. Benoist is set forth in his employment agreement.

	% Weight		Goals (1)
	At Target	Threshold	Target	Exceptional	Actual
Peter F. Benoist
Core Bank Pre-Tax Income (1)	40%	$30,258	$33,620	$36,982	$37,211
Classified Assets (2)	20%	$100,000	$90,000	$80,000	$86,020
Fee Income (3)	20%	$22,000	$24,000	$27,000	$25,707
Leadership Rating (4)	20%	2.0	3.0	4.0	3.5
Value	100%	$100,000	$200,000	$300,000	$269,340
				% of Target	135%

Stephen P. Marsh
Core Bank Pre-Tax Income (1)	40%	$30,258	$33,620	$36,982	$37,211
Classified Assets (2)	20%	$100,000	$90,000	$80,000	$86,020
Fee Income (3)	20%	$22,000	$24,000	$27,000	$25,707
Leadership Rating (4)	20%	2.0	3.0	4.0	3.5
Value	100%	$50,000	$100,000	$150,000	$134,670
				% of Target	135%

Richard C. Leuck
Core Bank Pre-Tax Income (1)	40%	$30,258	$33,620	$36,982	$37,211
Classified Assets (2)	20%	$100,000	$90,000	$80,000	$86,020
Fee Income (3)	20%	$22,000	$24,000	$27,000	$25,707
Leadership Rating (4)	20%	2.0	3.0	4.0	3.5
Value	100%	$40,000	$80,000	$120,000	$107,736
				% of Target	135%

Scott R. Goodman
Core Bank Pre-Tax Income (1)	40%	$30,258	$33,620	$36,982	$37,211
Classified Assets (2)	20%	$100,000	$90,000	$80,000	$86,020
Fee Income (3)	20%	$22,000	$24,000	$27,000	$25,707
Leadership Rating (4)	20%	2.0	3.0	4.0	3.5
Value	100%	$45,000	$90,000	$135,000	$121,203
				% of Target	135%

Frank H. Sanfilippo
Core Bank Pre-Tax Income (1)	40%	$30,258	$33,620	$36,982	$37,211
Classified Assets (2)	20%	$100,000	$90,000	$80,000	$86,020
Fee Income (3)	20%	$22,000	$24,000	$27,000	$25,707
Leadership Rating (4)	20%	2.0	3.0	4.0	3.0
Value	100%	$33,750	$67,500	$101,250	$87,527
				% of Target	130%

(1)
The “Core Bank Pre-Tax Income” goal is measured as income before tax expense without direct income and expenses related to assets covered under FDIC loss share arrangements, as well as an internal estimate of associated asset funding costs. The Committee has discretion to make adjustments for non-recurring or extraordinary items. In determining Core Bank Pre-Tax Income for 2013, the Company excluded the effects of a non-recurring prepayment penalty of $2.6 million, or $0.08 per diluted share which occurred in the fourth quarter. The prepayment penalty arose from the Company’s refinancing of $30.0 million of advances from the Federal Home Loan Bank of Des Moines at lower interest rates. The Committee felt that adjustment for this nonrecurring expense was appropriate because the refinancing is expected to reduce the Company’s cost of interest bearing liabilities in future periods and will help to mitigate net interest margin compression.

(2)	The “Asset Quality” goal is measured by calculating the “classified assets” of the Company's banking subsidiary (excluding assets under FDIC loss-share agreements).

(3)	The “Fee Income” goal is measured by revenues from the Company’s trust, private banking, international, mortgage, tax credits, new market and treasury services.

(4)
The “Leadership Rating” goal consists of a rating of between zero and four points. Each performance review consists of separate subjective criteria based on the position and responsibilities of the Named Executive Officer, including leadership.

Mr. Turner started employment on October 15, 2013. Pursuant to the terms of his employment agreement, he received a bonus of $95,000 for 2013, not subject to any performance goals.

The summary above does not include Mr. Benoist’s retention bonus of $250,000 paid pursuant to an amendment to his employment agreement. For more information see the discussion under the heading “Retention Payments to Mr. Benoist,” below.

Long-Term Incentive Compensation. Our objectives for long-term incentive compensation for our Named Executive Officers include:

•	Aligning incentives with increases in stockholder value;

•	Using long-term incentives to attract and retain talented executives;

•	Encouraging long-term risk management practices; and

•	Using long-term incentives as a tool to define, encourage, and promote high performance.

The Committee also considers the comparisons to the 24 bank peer group discussed above to determine competitive levels of long-term incentive compensation and the share of total compensation comprised by long-term incentive awards.

Opportunities for executive officers to earn awards under the Long-Term Incentive Plan are currently in the form of immediately vested common stock. Previously, the Company made awards using restricted stock units (“RSUs”) or shares of restricted stock. The Committee believes that awards of fully vested stock provide more competitive equity incentive compensation to executives in comparison to the Company’s peers.

We believe the following characteristics of our Long-Term Incentive Plan provide our executive officers with incentives for long term performance and prudent risk-management:

•	The value of awards are intrinsically tied to Company performance relative to a continuously updated peer group;

•	The plan clearly aligns interests of Company managers with the economic interests of stockholders;

•	The incentives provide no value until the performance period is over and performance has been achieved;

•	The plan facilitates retention of executives as awards are subject to a three year performance period; and

•	The plan promotes stock ownership by management.

Compensation under the Long-Term Incentive Plan involves two steps:

•
Grant: A participant first receives a “Grant”, which is the setting of performance standards and the amount of incentives which will be awarded if those standards are satisfied. The performance period is typically three years.

•	Award: If the performance standards are satisfied, the participant receives an “Award” of the equity incentives.

Each year management makes a recommendation to the Committee for incentives for Named Executive Officers and pools of other associates of the Company. The Committee reviews this proposal in light of the Committee’s goals and philosophies for incentive compensation and marketplace information, including information provided by compensation consultants. The Committee makes the final determination of the amount and structure of incentive grants to each named executive officer. The Committee approves the aggregate amount of incentives and the general performance goals for grants to pools of other associates.

Awards for 2011-2013 Performance Period
For the 2011-2013 performance period, the threshold, target and maximum financial goals consisted of two criteria: (1) cumulative earnings per share and (2) relative total shareholder return measured against a group of 40 banks and bank holding companies with assets between $1.0 billion and $10.0 billion, commercial loans greater than 20% of the total loans and consumer loans less than 10% of total loans. The performance goals and actual performance for the period are set forth below:

Goal	Weight	Threshold Goal	Target Goal	Exceptional Goal	Actual
Total Shareholder Return	50%	50th percentile	65th percentile	90th percentile	63rd percentile
Cumulative EPS	50%	$4.00 per share	$4.50 per share	$5.00 per share	$4.52 per share
	100%

In determining actual performance against these goals, the Committee adjusted for the prepayment penalty incurred in connection with the refinancing of $30.0 million of advances from the Federal Home Loan Bank of Des Moines at lower rates. As discussed with respect to “Short Term Annual Incentives” above, the prepayment penalty, approximately $0.08 per diluted share, was incurred in the fourth quarter and the Committee felt that adjustment for this nonrecurring expense was appropriate because the refinancing is expected to reduce the Company’s cost of interest bearing liabilities in future periods and will help to mitigate net interest margin compression.

Based on the Company’s actual performance, awards were paid at near the target level. Opportunities for named executive officers for the 2011-2013 performance period were denominated in shares. Based on the Company’s performance, our named executive officers received the following awards under the Long-Term Incentive Plan for the 2011-2013 performance period:

Named Executive Officer	2011-2013 LTIP Award
Peter F. Benoist	30,941 shares
Stephen P. Marsh	9,278 shares
Richard C. Leuck	6,192 shares
Scott R. Goodman	6,954 shares
Frank H. Sanfilippo	6,192 shares

A portion of the shares awarded to Mr. Benoist, Mr. Marsh and Mr. Goodman for the 2011-2013 performance period were in the form of long-term restricted stock satisfying the requirements of the United States Treasury’s Capital Purchase Program, which the Company exited in November 2012. The shares of long term restricted stock are subject to a two year minimum holding period. The remainder of shares awarded was in the form of immediately vested common stock.

Open Grants for 2012-2014 and 2013-2015 Performance Periods
Long-Term Incentive Plan grants are open with respect to the 2012-2014 and 2013-2015 performance periods. Grants for Named Executive Officers are reflected in the Summary Compensation Table on page 24 and the Grants of Plan-Based Awards table on page 27. Except as may be required by the rules of the United States Treasury Capital Purchase Program, open grants to named executive officers under the Long-Term Incentive Plan will be paid in the form of immediately vested shares of common stock.

These open grants are share denominated and conditioned upon achieving the same performance goals described above with respect to the 2011-2013 performance period.

2012 - 2014 Performance Period

Goal	Weight	Threshold Goal	Target Goal	Exceptional Goal
Total Shareholder Return	50%	50th percentile	65th percentile	90th percentile
Cumulative EPS	50%	$3.52 per share	$4.02 per share	$4.52 per share
	100%

2013 - 2015 Performance Period

Goal	Weight	Threshold Goal	Target Goal	Exceptional Goal
Total Shareholder Return	50%	50th percentile	65th percentile	90th percentile
Cumulative EPS	50%	$4.50 per share	$5.00 per share	$5.50 per share
	100%

Named Executive Officer Perquisites. We provide perquisites and other personal benefits to Named Executive Officers that we believe are reasonable and consistent with our overall compensation program. See the All Other Compensation - Supplemental Table on page 26 for more information on these items.

Retirement Plans. We expect executives to plan for and fund their own retirement through a defined contribution 401(k) plan and a Deferred Compensation Plan that permits certain executives to defer a limited portion of salary and bonus into any of several investment alternatives. The Company has historically provided an annual Company match to the 401(k) plan. There are no Company contributions to the Deferred Compensation Plan. We do not maintain defined benefit retirement or executive retirement plans or provide for post-retirement benefits.

2013 Compensation Allocations for Named Executive Officers
Below is a summary of the allocation of compensation by our Named Executive Officers for 2013.

Name	Base Salary (1)	Bonus (2)	Short-term Annual Incentive Compensation (3)	Long-term Incentive Compensation (4)	NEO Perquisites (5)	Total
Peter F. Benoist	33%	18%	19%	28%	2%	100%
Stephen P. Marsh	52%	—%	23%	20%	5%	100%
Richard C. Leuck	53%	—%	23%	18%	6%	100%
Scott R. Goodman	44%	—%	19%	33%	4%	100%
Keene S. Turner	17%	29%	—%	48%	6%	100%
Frank H. Sanfilippo	56%	—%	21%	19%	4%	100%

(1) Base salary percentages are based on the amounts disclosed in the “Summary Compensation Table” for Named Executive Officers. For more information, see the discussion under the heading “Base Salaries” above.

(2)
Mr. Benoist’s annual compensation for 2013 includes his retention bonus of $250,000 paid pursuant to an amendment to his employment agreement. Mr. Turner joined the Company on October 15, 2013. As part of his employment agreement he received a bonus of $95,000 for the 2013 fiscal year which was not subject to any performance goals.

(3)	For more information, see the heading “Short-term Annual Incentives” above.

(4) For more information, see the heading “Long-term Incentive Compensation” above. Mr. Goodman received an award of 5,368 restricted stock units in connection with his promotion to President of Enterprise Bank & Trust. Mr. Goodman's restricted stock units vest ratably over five years. As part of his employment agreement Mr. Turner received and an award consisting of 9,300 restricted stock units when he commenced employment (included as long-term incentive compensation).

(5)
Named Executive Officer Perquisites percentages are based on the amounts disclosed as “All Other Compensation” in the “Summary Compensation Table” for Named Executive Officers. For more information, see the discussion under the heading “Named Executive Officer Perquisites” above.

(6)	Frank H. Sanfilippo served as Executive Vice President - Chief Financial Officer until November 11, 2013, when he became Executive Vice President - Chief Operating Officer of Enterprise Bank & Trust.

Severance Agreements
We have entered into agreements with our Named Executive Officers granting them “double trigger” change in control benefits (i.e. the benefit is triggered if the executive is terminated or not offered continued employment upon a change in control of the Company.). The amount of the change in control payment is between one and two years’ combined base and annual incentive compensation. The Committee believes these agreements serve the best interests of the Company and its stockholders by ensuring that, in considering any proposed change in control, the Named Executive Officers would be able to advise the Board objectively about the transaction, without being unduly influenced by personal concerns such as the loss of employment following a change in control. These arrangements are also intended to promote stability and continuity of senior management. In addition, our agreements with our Named Executive Officers generally provide for severance payments upon a termination without cause of up to one year’s combined base and annual incentive compensation. Information on applicable payments under such agreements for Named Executive Officers is contained under the heading “Potential Payments Upon Termination or Change in Control” on page 30.

Retention Payments to Mr. Benoist
On March 25, 2013, in connection with the extension of Mr. Benoist’s employment term to December 31, 2014, the Company agreed to provide Mr. Benoist with retention bonus opportunities of $250,000 each if he remains continuously employed with the Company through December 31, 2013 and December 31, 2014, respectively. More information concerning the retention payments is contained under the heading “Executive Employment Agreements” on page 21.

Section 162(m) of the Internal Revenue Code - Compensation Deductibility Limits
Section 162(m) generally limits the Company’s ability to deduct compensation in excess of $1 million to the Company's chief executive officer and four other highest compensated officers in any tax year. The Committee generally administers the Company’s long-term and short-term incentive plans to attempt to be eligible for deduction under Section 162(m). However, the Committee retains the flexibility to award compensation which does not meet the deductibility requirements of 162(m) if necessary to achieve the objectives described in this discussion.

Clawback Policy
The Company has voluntarily adopted a clawback policy permitting the Committee to recover incentive compensation paid to any executive officer (as defined under federal securities laws) based on materially inaccurate financial information or performance metrics. A copy of the clawback policy is available on the Company's website at www.enterprisebank.com.

Stock Ownership Guidelines
The Company's stock ownership guidelines provide that non-employee directors and different levels of executives are expected to own a specific amount of our common stock within the later of five years of adopting the program or five years after the date the executive becomes a Named Executive Officer or director as applicable. Named Executive Officers and non-employee directors are expected to make continuing progress towards compliance with the guidelines during the five-year period. For purposes of determining whether an executive or non-employee director is in compliance, or making progress towards compliance, stock is valued at its purchase price or, in the case of stock awarded under the Company's compensation plan, at its value at the time of the Award. The table below shows the guidelines for Named Executive Officers by executive level.

TITLE	STOCK OWNERSHIP GOAL
Chief Executive Officer / President	Greater of 50,000 shares or 5 x Base Salary
All Other Named Executive Officers	Greater of 25,000 shares or 2.5 x Base Salary
Non-Employee Directors	$250,000*

*Non-employee directors are expected to own, or to acquire such amount within the later of January 1, 2015 or five years after the date of becoming a director.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Securities Exchange Act of 1934 and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee,

Michael A. DeCola, Chairman	John S. Eulich	Birch M. Mullins	James J. Murphy, Jr.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

We have entered into agreements with our NEOs granting them “double trigger” change in control benefits (i.e. the benefit is triggered if the executive is terminated or not offered continued employment upon a change in control of the Company.). The Committee believes these agreements serve the best interests of the Company and its stockholders by ensuring that, in considering any proposed change in control, the NEOs would be able to advise the Board about the potential objectively, without being unduly influenced by personal concerns such as the loss of employment following a change in control. These arrangements are intended to promote stability and continuity of senior management. In addition, our agreements with our NEOs generally provide for severance payments upon a termination without cause of between one and two years compensation.

Information on applicable payments under such agreements for Named Executive Officers is contained under the heading “Potential Payments Upon Termination or Change in Control” on page 30.

Section 162(m) of the Internal Revenue Code - Compensation Deductibility Limits
Other than for qualified performance-based compensation, Section 162(m) generally denies a deduction for federal revenue tax wages by any publicly held corporation for compensation paid in a taxable year to the Company's chief executive officer and four other highest compensated officers to the extent that the officer's compensation exceeds $1.0 million. In 2006, our stockholders approved an incentive plan that provides for performance-based compensation in compliance with Section 162(m). The plan is intended to permit the deductibility of compensation in excess of $1.0 million per year, if any, when paid in accordance with the plan. There may be circumstances in which the Committee may approve compensation that is not deductible to ensure competitive levels of compensation for its executive officers.

EXECUTIVE EMPLOYMENT AGREEMENTS

Executive Employment Agreement with Mr. Benoist
Effective May 1, 2008, the Company entered into an Executive Employment Agreement with Mr. Benoist. The agreement, as amended, specifies that Mr. Benoist will serve as President and Chief Executive Officer. The initial term of Mr. Benoist's employment agreement was scheduled to expire on December 31, 2013. On March 25, 2013, the Company and Mr. Benoist agreed to an extension of his employment term to December 31, 2014. In exchange for Mr. Benoist's extension of his term of employment, the Company agreed to provide Mr. Benoist with a retention bonus opportunity. Under this arrangement, Mr. Benoist will be eligible to receive up to two cash payments of $250,000 each if he remains continuously employed with the Company through December 31, 2013 and December 31, 2014, respectively. Mr. Benoist's right to such retention payments would automatically accelerate if the Company terminates his employment prior to such dates without cause or due to a change in control, as such terms are defined in his employment agreement. On February 4, 2014 the Company and Mr. Benoist agreed to an additional amendment to his Executive Employment Agreement to extend the term of his employment to December 31, 2016.

Mr. Benoist's agreement provides him with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality and non-compete provisions for his period of employment and for a period of one year after termination of his employment.

The reason for termination determines the amount of severance compensation, if any, due to Mr. Benoist. Generally, he is entitled to payment of accrued base salary, bonus to the extent earned and payable, and accrued benefits through his date of termination. If the Company terminates Mr. Benoist “other than for cause”, he will also be paid as severance compensation the amount of one year base salary and the two most recent years of annual incentives prior to his termination, subject to the execution of a release and waiver of all claims. If he is terminated in a “change in control,” he will be paid as severance compensation 24 months of base salary and target level bonus, paid in a discounted lump sum, and all unvested equity awards will become vested. Upon “voluntary” termination, termination “for cause”, disability or death, neither Mr. Benoist nor his estate will be entitled to any severance compensation.

Executive Employment Agreement with Mr. Sanfilippo
Effective as of December 1, 2004, the Company entered into a Key Executive Employment Agreement with Mr. Sanfilippo. Mr. Sanfilippo's agreement, as amended, provides for a continuous term until the agreement is terminated in accordance with its provisions. The agreement provides Mr. Sanfilippo with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality and non-compete provisions for his period of employment and for a period of one year after termination of his employment.

The method of termination determines the amount of severance compensation, if any, due to Mr. Sanfilippo. Generally, he is entitled to payment of accrued base salary, bonus to the extent earned and payable, and accrued benefits through his date of termination.

If Mr. Sanfilippo is terminated in a “change in control,” or terminated “other than for cause” while the Company is engaged in bona fide discussions regarding a potential “change in control”, he will be paid as severance compensation two years of base salary and target level bonus, paid in a discounted lump sum, and all unvested equity awards will become vested. Upon any other termination, disability or death, neither Mr. Sanfilippo nor his estate will be entitled to any severance compensation.

Executive Employment Agreement with Mr. Turner
Effective as of September 13, 2013, the Company entered into a Key Executive Employment Agreement with Mr. Turner. Mr. Turner's agreement provides for a continuous term until the agreement is terminated in accordance with its provisions. The agreement provides Mr. Turner with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality and non-compete provisions for his period of employment and for a period of one year after termination of his employment.

Upon "termination other than for cause" (as defined in the agreement) Mr. Turner is entitled to payment of one year of base salary and target level bonus, paid in a period over one year, and all unvested equity awards will become vested.

If Mr. Turner's employment is terminated in a "change of control" he will be paid as severance one year of base salary and target level bonus in a lump sum payment 10 days after the change of control occurs, and all unvested equity awards will become vested. Upon any other termination, disability or death, neither Mr. Turner nor his estate will be entitled to any severance compensation.

Executive Employment Agreement with Mr. Marsh
Effective as of July 1, 2008, the Company entered into a Key Executive Employment Agreement with Mr. Marsh. The agreement, as amended, provides for a continuous term until terminated in accordance with its provisions.

The agreement provides Mr. Marsh with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality and non-compete provisions for his period of employment and for a period of one year after termination of his employment. The reason for termination determines the amount of severance compensation, if any, due to Mr. Marsh. Generally, he is entitled to payment of accrued base salary, bonus to the extent earned and payable, and accrued benefits through his date of termination. If the Company terminates Mr. Marsh “other than for cause,” he will also be paid as severance compensation the amount of twelve months base salary in a discounted lump sum. If he is terminated in a “change in control,” he will be paid as severance compensation 24 months of base salary and two years of target level bonus, paid in a discounted lump sum, and all unvested equity awards will become vested. Upon any other termination, disability or death, neither Mr. Marsh nor his estate will be entitled to any severance compensation.

Executive Employment Agreement with Mr. Leuck
Effective as of October 16, 2002, the Company entered into a Key Executive Employment Agreement with Mr. Leuck. Mr. Leuck's agreement, as amended, provides for a continuous term until the agreement is terminated in accordance with its provisions. The agreement provides Mr. Leuck with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality and non-compete provisions for his period of employment and for a period of two years after termination of his employment.

The reason for termination determines the amount of severance compensation, if any, due to Mr. Leuck. Generally, he is entitled to payment of accrued base salary, bonus to the extent earned and payable, and accrued benefits through his date of termination. If the Company terminates Mr. Leuck “other than for cause,” “change in control,” or other certain voluntary termination circumstances, he will be paid as severance compensation 24 months of base salary plus an amount each year equal to the average of his bonus compensation for the two years preceding termination, paid in substantially equal installments in accordance with the Company's payroll procedures over a 24 month period. Upon any other termination, disability or death, neither Mr. Leuck nor his estate will be entitled to any severance compensation.

Executive Employment Agreement with Mr. Goodman
Effective as of January 1, 2005, and amended on October 11, 2013, the Company entered into an Executive Employment Agreement with Mr. Goodman. The agreement provides for his continuous employment until the agreement is terminated in accordance with its provisions. The agreement provides Mr. Goodman with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality and non-compete provisions for his period of employment and for a period of one year after termination of his employment.

Upon termination without "cause" (as defined in the agreement) or a "constructive termination" (as also defined in the agreement), Mr. Goodman is entitled to payment of one year of base salary and target level bonus, paid in a lump sum.

If Mr. Goodman's employment is terminated by the Company without cause or Mr. Goodman experiences a Constructive Termination (i) within three months prior to and in contemplation of a Change in Control (as defined in the agreement) or (ii) one year following a Change in Control, Mr. Goodman will be entitled to severance pay equal to two year's base salary, plus two times the target amount of his annual cash bonus opportunity for the year, paid in a lump sum, and all unvested equity awards will become vested for the year in which such termination occurs. Upon any other termination, disability or death, neither Mr. Goodman nor his estate will be entitled to any severance compensation.

SUMMARY COMPENSATION TABLE

The following table shows the compensation paid to the Company's NEOs for years ended December 31, 2013, 2012 and 2011.

		Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)
Name and Principal Position	Year		(1)	(2) (3) (4)	(5)	(6)	Total ($)
Peter F. Benoist	2013	457,406	250,000	392,756	269,340	32,530	1,402,032
President and Chief Executive	2012	446,050	—	504,591	33,994	44,699	1,029,334
Officer	2011	442,708	—	614,872	—	32,923	1,090,503
Frank H. Sanfilippo*	2013	235,400	—	78,494	87,527	21,641	423,062
Executive Vice President and	2012	236,198	—	62,429	91,328	21,391	411,346
Chief Operating Officer	2011	231,900	—	85,844	68,175	17,180	403,099
Keene S. Turner *	2013	55,151	95,000	157,356	—	22,125	329,632
Executive Vice President and
Chief Financial Officer
Stephen P. Marsh	2013	294,700	—	117,742	134,670	29,677	576,789
Executive Vice President;	2012	286,373	—	197,476	18,323	29,277	531,449
Chairman and Chief Credit Officer - Enterprise Bank & Trust	2011	280,729	—	232,693	—	26,667	540,089
Richard C. Leuck	2013	245,108	—	78,494	107,736	28,823	460,161
Executive Vice President	2012	240,666	—	62,429	94,058	35,629	432,782
President of Consumer Banking and Branch Distribution - Enterprise Bank & Trust
Scott R. Goodman	2013	284,348	—	208,078	121,203	25,706	639,335
Executive Vice President	2012	266,618	—	78,036	99,840	24,885	469,379
President - Enterprise Bank & Trust

* Mr. Turner joined the Company on October 15, 2013 and assumed the role of Executive Vice President - Chief Financial Officer. Mr. Sanfilippo served as Executive Vice President - Chief Financial Officer until October 15, 2013, when he became Executive Vice President - Chief Operating Officer of Enterprise Bank & Trust.

(1)
Mr. Benoist received a $250,000 cash bonus for his employment with the Company as of December 31, 2013 as defined in his amended contract. In lieu of participation in the 2013 Short-Term and Long-Term incentive plans, Mr. Turner received a $25,000 cash bonus on commencement of his employment and a $70,000 cash bonus at the end of 2013.

(2)
The amounts shown in this column represent the grant date fair value, computed in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation - Stock Compensation (“FASB ASC 718”), disregarding estimates of forfeiture, of share denominated performance contingent grants of stock. For more information, please refer to Note 17 - Compensation Plans included in the Company's 2013 Consolidated Financial Statements on Form 10-K filed with the Securities and Exchange Commission on March 17, 2014. The 2012 and 2011 amounts have been adjusted to conform to current presentation. For more information, see the heading “Long-Term Annual Incentives.” The amounts shown for 2012 in the prior years table represent the fair value of shares awarded in 2012 for the long term incentive period of 2009 to 2011.

(3)
On February 25, 2014, the shares earned for the 2011 LTIP grant were paid in shares of Company stock. The actual number of shares that were awarded was as follows: Mr. Benoist, 30,941, Mr. Sanfilippo, 6,192, and Mr. Marsh, 9,278. For the 2012 LTIP grant, if performance conditions are met, the awards will be made in shares of Company stock. The maximum number of shares that would be awarded assuming the highest level of performance would be achieved is as follows: Mr. Benoist, 50,380, Mr. Sanfilippo, 10,080, Mr. Marsh, 15,120, Mr. Leuck, 10,080, and Mr. Goodman, 12,600. For the 2013 LTIP grant, if performance conditions are met, the awards will be made in shares of Company stock. The maximum number of shares that would be awarded assuming the highest level of performance would be achieved is as follows: Mr. Benoist, 41,430, Mr. Sanfilippo, 8,280, Mr. Marsh, 12,420, Mr. Leuck, 8,280, and Mr. Goodman, 11,400. These grants are discussed in further detail under the heading “Long-Term Incentive Compensation.”

(4)
Mr. Turner received 9,300 restricted stock units, which are subject to pro rata vesting over three years upon joining the Company. Mr. Goodman received 5,800 restricted stock units which are subject to pro rata vesting over five years in recognition of his promotion to President - Enterprise Bank & Trust.

(5)
The amounts shown in this column constitute the Short-Term Cash Incentive earned by each Named Executive Officer based on the Board’s evaluation of each Officer’s performance. These awards are discussed in further detail under the heading “Short-Term Annual Incentives.”

(6)	This column indicates amounts for various benefits provided to the Named Executive Officers as shown in the following supplemental table.

ALL OTHER COMPENSATION – SUPPLEMENTAL TABLE

Name and Principal Position	Year	401(k) Match	Car Allowance (1)	Club Dues	Life Insurance	Other Cash Bonus	Other Comp	Total
Peter F. Benoist	2013	12,750	7,200	6,000	6,430	150	—	32,530
President and Chief Executive	2012	12,500	7,200	6,000	18,999	—	—	44,699
Officer	2011	9,800	7,200	—	15,773	150	—	32,923
Frank H. Sanfilippo	2013	12,750	7,200	—	1,541	150	—	21,641
Executive Vice President and	2012	12,500	7,200	—	1,541	150	—	21,391
Chief Operating Officer	2011	8,860	7,200	—	970	150	—	17,180
Keene S. Turner (2)	2013	—	1,500	—	—	—	20,625	22,125
Executive Vice President and
Chief Financial Officer
Stephen P. Marsh	2013	12,750	7,200	7,200	2,377	150	—	29,677
Executive Vice President;	2012	12,500	7,200	7,200	2,377	—	—	29,277
Chairman and Chief Credit Officer - Enterprise Bank & Trust	2011	9,800	7,200	7,200	2,317	150	—	26,667
Richard C. Leuck	2013	12,750	6,000	5,719	4,204	150	—	28,823
Executive Vice President	2012	12,500	6,000	5,719	3,260	8,150	—	35,629
President of Consumer Banking and Branch Distribution - Enterprise Bank & Trust
Scott R. Goodman	2013	12,750	7,200	4,065	1,541	150	—	25,706
Executive Vice President	2012	12,500	7,200	4,065	970	150	—	24,885
President - Enterprise Bank & Trust

(1)	Executives and key management are typically provided a car allowance, which may be used toward the cost of car ownership, including leases/loans, insurance, and maintenance.

(2)	Mr. Turner's other compensation represents reimbursement for relocation expenses.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards	Grant Date Fair Value of Stock and Option Awards (4)
		Threshold	Target	Maximum	Threshold	Target	Maximum		$
Name	Grant Date	$	$	$
Peter F. Benoist	5/8/2013 (1) (2)	100,000	200,000	300,000	13,810	27,620	41,430	—	392,756
Frank H. Sanfilippo	5/8/2013 (1) (2)	33,750	67,500	101,250	2,760	5,520	8,280	—	78,494
Keene S. Turner	10/15/2013 (3)	—	—	—	—	—	—	9,300	157,356
Stephen P. Marsh	5/8/2013 (1) (2)	50,000	100,000	150,000	4,140	8,280	12,420	—	117,742
Richard C. Leuck	5/8/2013 (1) (2)	40,000	80,000	120,000	2,760	5,520	8,280	—	78,494
Scott R. Goodman	5/8/2013 (1) (2)	45,000	90,000	135,000	3,800	7,600	11,400	—	108,072
	11/22/2013 (3)	—	—	—	—	—	—	5,368	100,006

(1)
The award under the Short-Term Incentive Plan for 2013 for all NEOs and Short-Term Incentive Plan for 2012 for Mr. Sanfilippo, Mr. Leuck, and Mr. Goodman was denominated in dollars and was settled in a cash payment. For the 2013 plan Mr. Benoist received $269,340, Mr. Sanfilippo $87,527, Mr. Marsh $134,670, Mr. Leuck $107,736, and Mr. Goodman $121,203, respectively. For the 2012 plan Mr. Sanfilippo received $91,328, Mr. Leuck $94,058 and Mr. Goodman $99,840, respectively. For more information on these awards, see under the heading “Short-Term Annual Incentives”, above.

(2)
The amounts shown reflect the threshold, target and maximum incentive grants for 2012 and 2013 under the Long-Term Incentive Compensation plan. These awards are denominated in shares. If performance conditions are met, the awards will be made in shares of Company stock.

(3)
Mr. Turner joined the Company on October 15, 2013. At the commencement of his employment he received an award of 9,300 restricted stock units. Mr. Goodman received a grant of 5,368 restricted stock units in recognition of his promotion to President - Enterprise Bank & Trust.

(4)
The aggregate grant date fair value pursuant to the Long-term Incentive Compensation plan computed in accordance with FASB ASC 718. The grant reflects the performance component of the grant at target and the market condition component of the grant reflects the use of a Monte Carlo simulation value. The grant date fair values for Mr. Turner and Mr. Goodman's awards were determined by the Company's stock price on the date of grant.

For more information, please refer to Note 17 - Compensation Plans included in the Company's 2013 Consolidated Financial Statements on Form 10-K filed with the Securities and Exchange Commission on March 17, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth the outstanding equity awards as of December 31, 2013, for each NEO.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Peter F. Benoist
Granted 1/5/2006	3,850	—	22.73	1/5/2016
Granted 1/5/2007	2,900	—	30.17	1/5/2017
Granted 1/5/2008	3,970	—	22.90	1/5/2018
Granted 6/15/2007	16,508	—	25.63	6/15/2017
Granted 6/13/2008	43,178	—	20.63	6/13/2018
Granted 9/24/2008	50,000	—	21.49	9/24/2018
Total	120,406	—	22.04		21,726	443,645	92,870	1,896,405
Frank H. Sanfilippo
Granted 6/15/2007	8,843	—	25.63	6/15/2017
Granted 6/13/2008	5,000	—	20.63	6/13/2018
Granted 9/24/2008	36,000	—	21.49	9/24/2018
Total	49,843	—	22.14		10,648	217,432	18,574	379,281
Keene S. Turner

Total	—	—	—		9,300	189,906	—	—
Stephen P. Marsh
Granted 7/7/2008	36,000	—	15.95	7/7/2018
Total	36,000	—	15.95		9,247	188,824	27,860	568,901
Richard C. Leuck
Granted 6/13/2008	5,000	—	20.63	6/13/2018
Total	5,000	—	20.63		11,313	231,011	18,574	379,281
Scott R. Goodman
Granted 6/15/2007	5,753	—	25.63	6/15/2017
Granted 6/13/2008	7,500	—	20.63	6/13/2018
Total	13,253	—	22.80		10,642	217,310	23,126	472,233

(1)	All amounts represent incentive stock options and/or nonqualified stock options, except for SSARs granted as follows: June 15, 2007; June 13, 2008; July 7, 2008, and September 24, 2008.

(2)
Shares or units of stock shall vest on the following dates for each Named Executive Officer as follows: Mr. Benoist: 278 on December 15, 2014, 8,245 on May 8, 2015, 4,401 on December 15, 2015, 4,401 on December 15, 2016, 4,401 on December 15, 2017; Mr. Sanfilippo: 3,084 on December 15, 2014, 3,084 on December 15, 2015, 3,087 on December 15, 2016, and 1,393 on December 15, 2017; Mr. Turner: 3,100 on December 15, 2014, 3,099 on December 15, 2015, and

3,101 on December 15, 2016; Mr. Marsh 760 on December 15, 2014, 2,482 on May 8, 2015, 2,002 on December 15, 2015, 2,002 on December 15, 2016, 2,001 on December 15, 2017; Mr. Leuck: 3,277 on December 15, 2014, 3,277 on December 15, 2015, 3,279 on December 15, 2016, and 1,480 on December 15, 2017; Mr. Goodman: 1,521 on December 15, 2014, 1,822 on May 8, 2015, 2,433 on December 15, 2015, 2,431 on December 15, 2016, 2,435 on December 15, 2017.

(3)
The amounts shown reflect target incentive grants for the years 2011, 2012, and 2013 under the Long-Term Incentive Compensation plan. The settlements for these grants are contingent on the Company's results relative to peers for a three-year period. These grants are discussed in further detail under the heading "Long-Term Incentive Compensation."

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information concerning any option exercises or vested stock awards for each NEO during 2013.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Peter F. Benoist	37,313	29,084	695	11,320
Frank H. Sanfilippo	11,194	11,728	4,375	77,490
Keene S. Turner	—	—	—	—
Stephen P. Marsh	—	—	1,680	27,775
Richard C. Leuck	12,500	15,188	3,277	62,558
Scott R. Goodman	15,000	12,935	2,919	48,585

(1) Includes shares acquired that were subsequently withheld to pay for taxes.

NONQUALIFIED DEFERRED COMPENSATION PLANS

The following table sets forth information on Nonqualified Deferred Compensation Plans for each NEO during 2013.

	Executive Contributions in Last Fiscal	Aggregate Earnings in Last Fiscal	Aggregate Withdrawals/	Aggregate Balance at Last Fiscal
Name	Year	Year	Distributions	Year End
Peter F. Benoist	$—	$40,752	$—	$347,370
Frank H. Sanfilippo	—	79,937	—	430,643
Keene S. Turner	—	—	—	—
Stephen P. Marsh	—	72,247	—	614,622
Richard R. Leuck	3,600	31,230	—	187,113
Scott R. Goodman	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Historically our Named Executive Officerss have been entitled to severance and change in control compensation under certain termination of employment events. The following table quantifies the amount of such compensation which would have been received if the terminations had occurred as of December 31, 2013. In the case of acceleration of unvested equity awards, the amount shown is based upon the closing price of $20.42 per share for our common stock as of December 31, 2013, and reflects the value of RSUs and the net cash equivalent due the holder offset by any exercise or "strike" price for stock options and SSARs.

	Voluntary Termination	Disability/ Death/For Cause	Severance Upon Involuntary Termination w/o Cause	Severance Upon Change In Control Termination	Acceleration of Unvested Equity Awards	Sick Days Payout	Total Compensation Upon Involuntary Termination w/o Cause	Total Compensation Upon Change in Control Termination
Name	(a)	(b)	(c)	(d)	(e)	(f)		(d+e+f)
Peter F. Benoist	none	none	$659,637	$1,319,274	$443,645	$3,497	$663,134	$1,766,416
Frank H. Sanfilippo	none	none	none	585,000	217,432	18,653	18,653	821,085
Keene S. Turner	none	none	360,000	360,000	189,906	none	549,906	549,906
Stephen P. Marsh	none	none	296,138	692,276	349,744	9,254	305,392	1,051,274
Richard C. Leuck	$656,397	none	656,397	656,397	231,011	35,815	692,212	923,223
Scott R. Goodman	none	none	365,458	730,916	217,310	1,406	366,864	949,632

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2013.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by the Company's shareholders	679,895	$18.73	1,062,424
Equity compensation plans not approved by the Company's shareholders	—	—	—
Total	679,895 (1)	18.73 (2)	1,062,424 (3)

(1) Includes the following:

•	12,000 shares of common stock to be issued upon exercise of outstanding stock options under the 1999 Stock Incentive Plan (Plan IV);

•	10,720 shares of common stock to be issued upon exercise of outstanding stock options under the 2002 Stock Incentive Plan (Plan V);

•	441,249 shares of common stock used as the base for grants of stock settled stock appreciation rights under the 2002 Stock Incentive Plan (Plan V);

•	194,586 shares of common stock used as the base for grants of restricted stock units under the 2002 Stock Incentive Plan (Plan V);

•	21,340 shares of common stock used as the base for grants of restricted stock units under the 2013 Stock Incentive Plan (Plan VI).

(2) Restricted stock units are not taken into account in calculating the weighted-average exercise price.

(3) Includes the following:

•	978,660 shares of common stock available for issuance under the 2013 Stock Incentive Plan (Plan VI);

•	83,764 shares of common stock available for issuance under the Non-management Director Stock Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company’s Compensation Committee are set forth on page 9. None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries in 2013, nor was any member formerly an officer or employee of the Company or any of its subsidiaries.

During 2013, no executive officer of the Company served as (i) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM - (Proposal A)

The Audit Committee has selected Deloitte & Touche LLP to be the independent registered public accounting firm for fiscal year 2014 and recommends that the stockholders ratify the appointment of the accounting firm. Although stockholder approval is not required by law and is not binding on the Audit Committee, the appointment is submitted by the Audit Committee of the Board of Directors in order to give the stockholders a voice in the designation of auditors. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the engagement of Deloitte & Touche LLP, will not be affected for fiscal year 2014. However, the Audit Committee will review the selection of the independent registered public accounting firm for the next fiscal year. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that a change would be in the best interest of the Company and its stockholders.

THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF
DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.

ADVISORY (NON-BINDING) APPROVAL OF EXECUTIVE COMPENSATION — (Proposal B)

We are providing our stockholders the opportunity to vote on an advisory (nonbinding) resolution to approve our executive compensation as described in the section captioned “Compensation Discussion and Analysis,” the tabular disclosure regarding compensation of our NEOs and the narrative disclosure accompanying those tables, all as set forth in pages 11 through 31 of this proxy statement.

The following resolution is submitted for stockholder approval:

Resolved, that the stockholders approve the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the tabular disclosure regarding compensation of our Named Executive Officers and the narrative disclosure accompanying those tables.

Because your vote is advisory, it will not be binding upon the Board, however the Board will take the outcome of this vote into consideration in making future executive compensation decisions.

For the reasons set forth in this Proxy Statement, including the Compensation Discussion and Analysis, and the Report of the Compensation Committee, we believe our compensation policies and procedures are centered on a pay-for-performance culture, are competitive in our marketplace, are strongly aligned with the long-term interests of our stockholders, and the compensation paid to our executives is consistent with such policies and procedures.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS RESOLUTION.

ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF SAY-ON-PAY VOTES - (Proposal C)

As described in Proposal B above, the Company's stockholders are being provided the opportunity to cast an advisory vote on the Company's executive compensation program. The advisory vote on executive compensation described in Proposal B above is referred to as a “say-on-pay vote.”

This Proposal C affords stockholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual stockholder meetings (or a special stockholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal C, stockholders may vote to have the say-on-pay vote every year, every two years or every three years.

The Company believes that say-on-pay votes should be conducted every year so that stockholders may annually express their views on the Company's executive compensation program.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR “1 YEAR” FOR THE FREQUENCY OF SAY-ON-PAY VOTES.

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AS AMENDED, TO ELIMINATE CUMULATIVE VOTING - (Proposal D)

Our Certificate of Incorporation, as amended, provides that when electing directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each stockholder has the right to cast as many votes as equals (x) the number of shares held by such stockholder, and multiplied by (y) the number of directors to be elected, and the stockholder may cast all such votes for a single director or may distribute them among the number of directors to be elected, or any two or more of them, as such stockholder may deem fit. Cumulative voting is unusual; fewer than 10% of publicly held corporations permit cumulative voting. The Board believes that the cumulative voting is not in the best interests of the Company and its stockholders for the following reasons:

•
Cumulative voting, which permits a small minority of stockholders, or one stockholder holding a minority of shares, to guarantee the election of a candidate proposed by such stockholder or stockholders, even if a significant majority of the stockholders would be opposed to the election of such director. This would give the minority disproportionate influence in director elections, and would permit the advancement of special interests of a small minority of stockholders at the expense of the general interests of all of the stockholders. Our Board believes that each director should represent the interests of all stockholders.

•
This concern is especially magnified when the board of directors consists of more than a few directors like our Company. We currently have 11 directors. In our case, a minority of less than 10% of the shares may obtain board representation contrary to the will of a vast majority of stockholders.

•	The implementation of the cumulative voting procedure is complicated and may create confusion.

Our Board believes that eliminating cumulative voting will best ensure that stockholder interests in director elections are fairly and equitably represented consistent with their stock ownership percentages.
The Board believes that elimination of cumulative voting should be accompanied by certain changes in the Company’s corporate governance policies that will provide additional opportunities for stockholders to participate in the Company’s corporate governance and the election of directors. The Board has approved two policies for that purpose: the majority voting policy and the proxy access policy, each subject to the adoption of the amendment to the Certificate of Incorporation to eliminate cumulative voting. Copies of the majority voting policy and proxy access policy are attached as Appendix B and C to this Proxy Statement.
Under the majority voting policy approved by the Board, each nominee in an uncontested election who receives a greater number of votes "witheld" from his or her election than votes "for" such election is required to submit his or her resignation to the Board. The Board may take various actions in response to such resignation offer, which include (i) accepting the resignation offer, (ii) deferring acceptance of the resignation offer until a replacement with the necessary qualifications can be identified and elected to the Board, (iii) maintaining the director but addressing the underlying cause of the "withheld" votes, (iv) resolving that the director will not be re-nominated for the next election, or (v) rejecting the resignation offer. The Board will consider all factors deemed relevant, including but not limited to: (i) any stated reasons, if any, why stockholders withheld votes from such director, (ii) any alternatives for curing the underlying cause of the "withheld" votes, (iii) the director's tenure, (iv) the director's qualifications,

(v) the director's past and expected future contributions to the Company, and (vi) the overall composition of the Board, including whether accepting the resignation offer would cause the Company to be in violation of its constituent documents or fail to meet any applicable regulatory or contractual requirements.
Under the proxy access policy approved by the Board, stockholders of the Company may nominate candidates for election to the Board and such candidates shall be included in the Company’s proxy statement, subject to certain requirements, including, the following:

•
The nominating stockholder (or stockholders) shall have held shares of common stock of the Company constituting at least 3% of the Company’s outstanding common stock for a minimum of a three year continuous period.

•
Nominations may be made during the time period set forth in the Company’s Bylaws when stockholders may submit business to be conducted at the meeting and the nominating stockholder shall have provided to the Company certain information about itself and the nominee.

•	Any one stockholder may not nominate more than one candidate at one meeting.

•
The nominee must be independent and if he or she was a nominee in the previous two years, did not receive fewer than 25% of the total votes cast for or withheld (and did not withdraw from or become ineligible for election). Independence is determined by the board in accordance with the stock exchange listing standards, any applicable rules of the SEC and any additional standards used by the Board (provided that any such additional standards would be applicable to all directors and such standards would not preclude an independence determination if a director receives compensation from third parties for running for, or serving as, a director of the Company).

•
The nominating stockholder must make certain representations, including that the stockholder (i) will not nominate for election to the Board any other individual, (ii) will not distribute to any stockholder a competing form of proxy, and (iii) does not own any securities of the Company for the purpose, or with the effect, of changing or influencing the control of the Company. The stockholder must also acknowledge its responsibility for the information provided to the Company in connection with the nomination.

•
The nominating stockholder may not have made a nomination with respect to the two preceding annual meetings, except where the nominee in such years was elected a director or received at such meeting votes in favor of his or her election representing at least 25% of the total votes cast with respect to the election.

•
If there are multiple qualifying stockholders nominating director candidates and the total number of stockholder-nominated directors would exceed the maximum number permitted, then access will be provided for those qualified stockholders owning the highest number of shares until the maximum number of stockholder candidates is reached.

If the proposal to eliminate cumulative voting is approved, the amendment to the Certificate of Incorporation, as amended, will become effective upon the filing of an appropriate certificate of amendment with the Secretary of State of the State of Delaware, which is expected to occur promptly following the stockholder vote. Cumulative voting will not be permitted in elections of directors commencing with the 2015 Annual Meeting of Stockholders.
A copy of the last paragraph of Article Four of our Certificate of Incorporation showing the changes that would be implemented upon stockholder approval of this Proposal D is attached as Appendix A to this Proxy Statement.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO ELIMINATE CUMULATIVE VOTING.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as noted below, the following tables show, as of March 24, 2014, certain information about ownership of Common Stock by: (i) those persons or entities known by management to beneficially own more than 5% of our common stock (ii) each director, the NEOs, and (iii) all directors and executive officers as a group. As of March 24, 2014, there were 20,096,511 shares of common stock outstanding. For purposes of the information in the following tables, “ownership” includes (i) shares of stock directly or indirectly owned as of that date and (ii) shares which the named entity or individual has the right to acquire (by contract conversion or vesting) if such right is exercisable as of the date or will become exercisable within 60 days thereafter. Percentages shown below reflect such possible exercises but only as to the individual, entity or group whose percentage is being calculated.

	Number of	Percentage of
Name & Address of Beneficial Owner	Shares	Ownership
Banc Fund VI, VII & VIII (jointly) (2)	1,689,535	8.4%
20 North Wacker Drive
Suite 3300
Chicago, IL 60606
(1) Holdings reported on Form 13G/A filed as of December 31, 2013

Investment Counselors of Maryland, LLC	1,015,100	5.1%
803 Cathedral Street
Baltimore, MD 21201
(3) Holdings reported on Form 13G filed as of December 31, 2013

	Number of	Percentage of
Beneficial Owner	Shares (1) (2)	Ownership
Peter F. Benoist (3) (4) (6)	346,621	1.7%
Robert E. Guest, Jr. (7)	217,925	1.2%
Stephen P. Marsh (3) (4)	152,640	*
Lewis Levey (8)	112,839	*
Birch M. Mullins	99,767	*
Frank H. Sanfilippo (3) (4) (5)	82,650	*
Richard C. Leuck (3) (5) (10)	81,656	*
Sandra Van Trease	51,893	*
Scott Goodman (3) (4) (5)	50,667	*
William H. Downey	37,783	*
James J. Murphy, Jr.	30,253	*
John S. Eulich	28,684	*
Michael A. DeCola (9)	26,213	*
John M. Tracy	22,084	*
Brenda D. Newberry	10,975	*
Judith S. Heeter	4,422	*
Keene S. Turner (4)	22	*
James M. Havel	—	*
All Directors and Named Executive Officers as a Group (18 total)	1,357,094	6.8%

* Less than 1%

(1)
Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days pursuant to the exercise of stock options and warrants reflected in the number of shares in this table and are deemed to be outstanding for the purpose of computing beneficial ownership and the percentages of ownership of that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. All directors and executive officers as a group hold options to purchase an aggregate of 224,502 shares of Common Stock.

(2)     Unless otherwise indicated, the named person has sole voting and investment power for all shares shown.

(3)
Includes options outstanding and exercisable as of December 31, 2013, or within 60 days thereafter, including those beneficially owned by the named person, as follows: Mr. Benoist, 120,406 shares; Mr. Marsh, 36,000 shares; Mr. Sanfilippo, 49,843 shares; Mr. Leuck, 5,000 shares; and Mr. Goodman, 13,253; all directors and named executive officers as a group, 224,502 shares.

(4)
Includes shares indirectly held in the EFSC Incentive Savings Plan beneficially owned by the named person, as follows: Mr. Benoist, 1,175 shares; Mr. Marsh, 534 shares; Mr. Sanfilippo, 1,936 shares; Mr. Goodman, 4,297 shares; Mr. Turner 22 shares.

(5) Includes shares held by a bank as collateral, these shares are included in the table and footnotes as follows: Mr. Sanfilippo, 11,637 shares, Mr. Leuck 7,608 shares, and Mr. Goodman 7,300 shares.

(6)
Includes 153,028 shares held in trust for the benefit of Mr. Benoist and his spouse as to which Mr. Benoist has shared voting and investment power and 51,391 shares held in the name of Mr. Benoist in which he has sole voting and investment power.

(7)
Includes 1,758 shares held in the name of Mr. Guest in which he has sole voting and investment power. Includes 142,177 shares held jointly by Mr. Guest and his spouse as to which Mr. Guest has shared voting and investment power; 8,220 shares held in an Individual Retirement Account for the benefit of Mr. Guest’s spouse as to which Mr. Guest has shared voting and investment power; and 65,770 shares held in a trust for the benefit of Mr. Guest’s children as to which Mr. Guest is a co-trustee and has shared voting and investment power.

(8)
Includes 50,082 shares held in a trust, in which Mr. Levey has sole voting and investment power. Includes 62,757 shares held in a trust for the benefit of Mr. Levey's children as to which Mr. Levey is trustee and has sole voting and investment power.

(9)
Includes 10,130 shares held jointly by Mr. DeCola and his spouse as to which Mr. DeCola has shared voting and investment power and 14,123 shares held in the name of Mr. DeCola in which he has sole voting and investment power. Includes 1,960 shares held in a trust for the benefit of Mr. DeCola in which he has sole voting and investment power.

(10)	Includes 8,500 shares held in a trust for the benefit of his spouse; includes 18,664 shares held jointly by Mr. Leuck and his spouse, as to which Mr. Leuck has shared voting and investment power.

RELATED PERSON TRANSACTIONS

Loans to Related Persons
Some of the directors, including members of the Compensation Committee, and officers of the Company and the Bank, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowings and investments. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rate paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

Engagement of Husch Blackwell LLP
In 2013 the Company paid $1,255,662 to the law firm of Husch Blackwell LLP to provide various legal services. Mr. Benoist's brother-in-law, Joseph P. Conran, is a partner in Husch Blackwell LLP and served as Co-Chairman of the firm's executive board.

Review, Approval or Ratification with Related Persons
Our Code of Ethics requires that every employee and officer avoid situations where loyalties may be divided between our interests and the employee's own interests. Employees, officers and directors must avoid conflicts of interests that interfere with the performance of their duties or are not in our best interests.

Pursuant to its written charter, the Audit Committee reviews all related-party transactions as such term is used by ASC 850, Related Party Disclosures, or as otherwise required to be disclosed in our financial statements or periodic filings with the Securities and Exchange Commission, other than (a) grants of stock options made by the Board or any committee thereof or pursuant to an automatic grant plan, or (b) payment of compensation authorized by the Board or any committee thereof. Related party transactions include transactions between us, our executive officers and directors, beneficial owners of five percent or greater of our securities, and all other related persons specified under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. The Audit Committee considers each proposed transaction in light of the specific facts and circumstances presented, including but not limited to the risks, costs and benefits to us.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires directors, certain officers and all persons who beneficially own more than 10 percent of our Common Stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of our Securities. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filings.

Based solely upon our review of the copies of the filings that we received with respect to the fiscal year ended December 31, 2013, or written representations from certain reporting persons, we believe that all reporting persons made all filings required by Section 16(a) in a timely manner, except that John S. Eulich filed one late Form 4 representing an automatic dividend reinvestment.

AUDIT COMMITTEE REPORT

The Audit Committee submits the following report:

The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal controls and financial reporting process. The Company's independent auditor, Deloitte and Touche LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and to express its opinions on the Company's financial statements in accordance with U.S. generally accepted accounting principles and the Company's internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the Company’s audited financial statements and internal control report with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required by PCAOB Auditing Standard No. 16, Communications with Audit Committees as modified or supplemented, the rules of the SEC and other regulations. The Audit Committee received written disclosures and the letter from the independent auditors as required by PCAOB Rule 3526 - Independence regarding the independent accountant's independence and discussed with the auditors their independence. As part of its review, the Audit Committee reviewed the fees paid to Deloitte & Touche and considered whether Deloitte & Touche's performance of non-audit services for the Company was compatible with auditors' independence. The Audit Committee has concluded that Deloitte & Touche is independent from the Company and its management.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,
Sandra A. Van Trease	William H. Downey	Robert E. Guest, Jr.
Chairperson
	Lewis A. Levey	Brenda Newberry

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the report by reference therein.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth fees billed to the Company by Deloitte, the Company's principal accounting firm for the years ended December 31, 2013 and 2012:

	December 31,
	2013	2012
Audit fees (1)	$641,144	$612,979
Audit related services	—	—
Tax fees (2)	—	5,295
	$641,144	$618,274

(1)
Includes professional services rendered for the audit of the Company’s consolidated annual financial statements, reports on internal control and review of financial statements in the Company’s reports on Form 10-Q and services normally provided in connection with regulatory filings including consultation on various accounting matters.

(2)	Tax fees include fees for services principally related to the review of Company prepared calculations.

The Audit Committee is required to pre-approve all auditing services and permitted non-auditing services to be performed by the Company's independent auditors. The Chairperson of the Audit Committee has authority to approve in advance all audit or non-audit services to be performed by the independent auditors, but must report any such approval to the full Audit Committee at the next regularly scheduled meeting.

During the fiscal year ended December 31, 2013, all of the services described under the headings “Audit Fees” were approved by the Audit Committee pursuant to the procedures described above.

Deloitte representatives are expected to attend the 2014 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions.

PROPOSALS OF STOCKHOLDERS

Stockholders are entitled to present proposals for action at a forthcoming Stockholders’ meeting if they comply with the requirements of the SEC proxy rules. Any proposals intended to be presented at the 2015 Annual Meeting of Stockholders of the Company must be received at the Company’s principal office at 150 North Meramec, Clayton, Missouri 63105 on or before December 5, 2014 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting.

Any stockholder who intends to propose any other matter to be acted upon at the 2015 Annual Meeting of Stockholders (but not include such proposal in the Company’s Proxy Statement) must inform the Company, in the manner specified in the Company’s bylaws, no later than ninety nor more than one hundred twenty days prior to the first anniversary of the 2014 Annual Meeting. The Company’s 2014 Annual Meeting will be on May 21, 2014, thus the notice must be received by the Company no later than February 20, 2015.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interests of the Company on such matters.

ADDITIONAL INFORMATION

The Company's Internet website is www.enterprisebank.com. We make available free of charge on or through our website, various reports that we file with or furnish to the Securities and Exchange Commission (“SEC”), including our annual reports, quarterly reports, current reports and proxy statements. These reports are made available as soon as reasonably practicable after they are filed with or furnished to the SEC. In addition, the Company's corporate governance documents are available through our website www.enterprisebank.com.

By Order of the Board of Directors,

Noel J. Bortle, Secretary

APPENDIX A

Amendment to the last paragraph of Article Four of the Certificate of Incorporation
The shares of the authorized Common Stock shall be identical in all respects and shall have equal rights and privileges, subject only to the senior rights applicable to the Preferred Stock or any series thereof. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation or by applicable law of the State of Delaware, holders of the Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote, holders of the Common Stock shall have the exclusive right to vote for the election of Directors of the corporation and for all other purposes, and holders of shares of the Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders of the corporation~~; provided, however, that in all elections of Directors of the corporation, each holder of shares of the Common Stock shall have the right to cast as many votes as shall equal (x) the number of shares held by him, her or it, and multiplied by (y) the number of Directors of the corporation to be elected, and he, she or it may cast all such votes for a single Director or may distribute them among the number of Directors to be elected, or any two (2) or more of them, as such shareholder may deem fit.~~. Holders of the Common Stock shall not have the right to cumulate votes in the election of Directors of the corporation. Holders of shares of the Common Stock shall at all times, except as otherwise provided in this Certificate of Incorporation or as required by the law of the State of Delaware, vote as one class, together with the holders of any other class or series of stock of the Corporation accorded such general voting rights.

APPENDIX B

Proxy Access Policy
Section 1. The Corporation shall include in its proxy statement for the annual meeting of shareholders the information specified below (the “Required Information”) with respect to the Eligible Stockholder (as defined below) proposing to make a nomination for director of the Corporation, and the nominee to be nominated (an “Access Nominee”); provided that the nomination complies with the requirements of the Certificate of Incorporation, the Bylaws, all applicable laws or regulations and this Policy. The Required Information shall be (i) all information concerning the Access Nominee and the Eligible Stockholder required to be provided by a stockholder in connection with a solicitation of proxies for the election as a director of the Access Nominee under the rules and regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this Policy, the Certificate of Incorporation or the Bylaws and applicable law and (ii) if the Eligible Stockholder so elects, a statement (the “Statement”) of not more than 500 words in support of the nomination. The Required Information shall be furnished to the Corporation by the Eligible Stockholder in accordance with this policy and the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate any applicable law or regulation.
The Corporation shall not be required to provide access to the Corporation’s proxy materials with respect to any annual meeting of stockholders (a) for more than the Maximum Number (as defined below) of Access Nominees or (b) if it receives notice that any stockholder proposes to nominate a nominee for election with respect to which such access is not being requested.
Section 2. In order for information about an Access Nominee of an Eligible Stockholder to be included in the Corporation’s proxy materials, the following requirements must be satisfied:
(i) The Eligible Stockholder shall have provided to the Corporation notice of the nominee for whom it seeks access to the Corporation’s proxy materials pursuant to this Policy not later than the last date by which notice of stockholders proposed business (including with respect to any nomination) is required to be provided to the Corporation in accordance with the Corporation’s Bylaws. Such notice shall contain (a) the Required Information, (b) to the extent the Eligible Stockholder is not or has not been the record holder of the shares on which it bases its eligibility for access to the Corporation’s proxy materials, the information regarding the ownership of such shares required by the definition of an Eligible Stockholder set forth below, (c) an express election to have its Access Nominee included in the Corporation’s proxy materials pursuant to this Policy and (d) any additional information reasonably requested by the Corporation.
(ii) The Eligible Stockholder’s notice shall identify only one Access Nominee for election as a director at the annual meeting of stockholders.
(iii) The Access Nominee shall be Independent (as defined below) and shall not be an individual as to whom access to the Corporation’s proxy materials was provided for either of the two most recent annual meetings of stockholders and who withdrew from or became ineligible or unavailable for election at the meeting or received at such meeting votes in favor of his or her election representing less than 25% of the total votes cast for or withheld from his or her election.
(iv) The Eligible Stockholder shall represent and undertake in its notice provided for in this Policy that it, its Access Nominee and each of its and its Access Nominee’s affiliates and associates (a) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any individual other than the individual named in its notice, (b) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its named Access Nominee or a nominee of the Board of Directors and (c) will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation.
(v) The Eligible Stockholder shall represent and undertake in its notice that at the time of giving its notice and at all times until the election of directors at the annual meeting of stockholders neither it nor the Access Nominee nor any affiliates and associates of it or its Access Nominee shall own any securities of the Corporation for the purpose, or with the effect, of changing or influencing the control of the Corporation, or in connection with or as a participant in any transaction having that purpose or effect, including any transaction referred to in Rule 13d-3(b) under the Exchange Act, other than solely by reason of seeking the election as a director of its named Access Nominee.
(vi) The Eligible Stockholder shall have executed and delivered to the Corporation simultaneously with its delivery of its notice an undertaking acknowledging its responsibility for the Required Information, all other information submitted to the Corporation pursuant to this Policy and all of its and its Access Nominee’s communications to stockholders in connection with the election of directors at the annual meeting of stockholders. In such undertaking, the Eligible Stockholder shall expressly assume all liability to which the Corporation or any of its affiliates, or any director, officer, employee or representative thereof, may be subject as a result of any legal or regulatory violation arising out of any such information or communication made available by or on behalf of the Eligible Stockholder or any of its affiliates or its Access Nominee to the Corporation or to any stockholder of the Corporation in connection with the election of directors at the annual meeting of stockholders.
(vii) The Eligible Stockholder and its Access Nominee shall each provide to the Corporation prompt written notice of (a) any material change in its Ownership (as defined below) of common stock of the Corporation occurring since the date as of which the Eligible Stockholder reported its Ownership in its notice provided for in this Policy and before the election of directors at the annual meeting and (b) any material error recognized by the Eligible Stockholder or its Access Nominee in, or any change in circumstances that makes incorrect or misleading in any material respect, the information previously provided by the Eligible Stockholder or its nominee in the notice provided for in this Policy.
(viii) The Eligible Stockholder shall not have submitted a notice with respect to the two preceding annual meetings of stockholders, except where the individual named in such notice was elected a director or received at such meeting votes in favor of his or her election representing at least 25% of the total votes cast with respect to the election.
Section 3. The Board of Directors or a committee thereof shall consider the notice provided pursuant to this Policy and shall determine if the Access Nominee is Independent and may, in its discretion, make a recommendation to the Board of Directors as to whether the Access Nominee should be nominated by the Board of Directors for election at the annual meeting of stockholders.
If the Board of Directors nominates an Access Nominee as part of the Board’s slate of nominees, the notice provided pursuant to this Policy will be deemed withdrawn and the former Access Nominee shall be presented to the stockholders in the same manner as any other nominee of the Board of Directors, except that the Access Nominee shall be considered a director for whom access to the Corporation’s proxy materials was provided for all purposes of this Policy, including the determination of the Maximum Number of Access Nominees. If the Board of Directors does not so nominate the Access Nominee, access to the Corporation’s proxy materials shall be provided in accordance with the terms and subject to the conditions of this Policy.
The Board of Directors or a committee thereof may adopt such rules or guidelines for applying the provisions of this Policy as it determines are appropriate. These may include timing and other such adjustments as may be appropriate in the event an Access Nominee for whom notice has been provided becomes unavailable or unwilling to serve or becomes ineligible.
If there are more than the Maximum Number of nominations for which access to the Corporation’s proxy materials has been sought in compliance with this Policy, access hereunder shall be provided for only the Maximum Number of nominations, which shall be the nomination(s) made by the Eligible Stockholder(s) Owning the most shares of common stock of the Corporation, as determined in the case of each Eligible Stockholder based on its Ownership on the date as of which it reported its Ownership in its notice, assuming the nomination continues to comply with this Policy.
Section 4. For purposes of this Policy, “affiliate” and “associate” shall have the meanings ascribed to them under the rules and regulations promulgated pursuant to the Exchange Act. For purposes of this Policy, the following definitions shall apply:
An “Eligible Stockholder” shall mean a person (or a group of persons formed for the purpose of seeking access) who or which has continuously Owned (as defined below) 3% or more of the outstanding shares of common stock of the Corporation for a minimum of three full years prior to and as of the date of giving of notice provided for in this Policy and continue(s) to Own at least the same amount of securities so owned by such person or each member of such group of persons through the date of the annual meeting of stockholders. To the extent that an Eligible Stockholder (or any member of a group of persons constituting an Eligible Stockholder) is not or has not been continuously the registered holder of the shares of common stock that are being used to satisfy the requisite minimum amount and minimum holding period to establish its or their status as an Eligible Stockholder, each such person shall submit with the notice provided for in this Policy one or more written statements from the registered holder of the shares (and from each intermediary through which each such person derives, or during the minimum holding period has derived, Ownership of such shares) verifying that, as of a date within seven (7) days preceding the date of submission of such notice, such person beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act) such shares and has beneficially owned at least that amount of shares continuously for at least the minimum holding period. For purposes of this Policy, persons who jointly nominate an individual for election as a director shall be considered an Eligible Stockholder only if they have agreed in writing to so act, are so identified in the notice and the information and the undertakings required by this Policy for an Eligible Stockholder are provided with respect to each such person.

“Independent” with respect to an Access Nominee shall mean that the nominee would be considered an independent director in accordance with the listing standards of the principal U.S. securities market in which the common stock of the Corporation trades, any applicable rules of the SEC and any additional standards used by the Board of Directors or a duly authorized committee thereof in determining and disclosing the independence of the Corporation’s directors in accordance with the rules of the SEC or otherwise. Any such additional standards would be applicable to all directors; such standards would not preclude an independence determination if a director receives compensation from third parties for running for, or serving as, a director of the Corporation.
The “Maximum Number” of Access Nominees for an annual meeting of stockholders shall be (a) that number of directors representing 25% of the entire Board of Directors, rounded down to the nearest whole number, less (b) the sum of (i) the number of director nominees for whom notice has been properly given by a stockholder and as for whom access to the Corporation’s proxy materials has not been requested, (ii) the number of directors in office for whom access to the Corporation’s proxy materials was provided pursuant to this Policy with respect to either of the two most recent annual meetings of stockholders, (iii) the number of directors in office who were nominated at either of the two most recent annual meetings for whom access to the Corporation’s proxy materials was not provided with respect to either of such two annual meetings, (iv) any person who is or will be nominated by the Board of Directors pursuant to Section 3 of this Policy and (v) any person who is or will be nominated by the Board of Directors pursuant to an agreement or understanding with one or more Stockholders to avoid such person being formally proposed as an Access Nominee. The Maximum Number of nominees shall be zero if the number of nominees referred to in clause (b) of this paragraph shall equal or exceed the number of positions on the Board of Directors referred to in clause (a) of this paragraph.
“Ownership” (and its correlative terms “Owned,” “Owning” and other variations of the word “Own”), when used to describe the nature of a person’s ownership of common stock of the Corporation, shall mean those shares of common stock of the Corporation as to which the person in question possesses (a) the full unhedged power to vote or direct the voting of such shares, (b) the full unhedged economic incidents of ownership of such shares (including the full right to profits and the full risk of loss), and (c) the full unhedged power to dispose of or direct the disposition of such shares; provided that the number of shares calculated in accordance with clauses (a), (b) and (c) shall not include any shares (i) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (ii) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or (iii) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or other agreement or understanding sold or acquired by such person or any of its affiliates, whether any such instrument is to be settled with shares or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares, and/or (B) offsetting to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A stockholder shall "Own" shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder's ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder.

APPENDIX C
Majority Voting Policy

Any nominee for Director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall, promptly following certification of the shareholder vote, offer his or her resignation to the Board. (An uncontested election is one in which the number of nominees is not greater than the number of Directors to be elected.) The resignation offer shall be in writing and shall be an irrevocable resignation offer pending acceptance or rejection as provided herein.

The Nominating and Corporate Governance Committee shall consider the resignation offer and make a recommendation to the Board. In deciding the action to be taken with respect to any such resignation offer, the Board shall consider what they believe is in the best interests of the Company and its stockholders. In this regard, the Board should consider all factors deemed relevant, including but not limited to: (i) any stated reasons, if any, why stockholders withheld votes from such Director, (ii) any alternatives for curing the underlying cause of the "withheld" votes, (iii) the Director's tenure, (iv) the Director's qualifications, (v) the Director's past and expected future contributions to the Company, and (vi) the overall composition of the Board, including whether accepting the resignation offer would cause the Company to be in violation of its constituent documents or fail to meet any applicable regulatory or contractual requirements. The Board's actions with respect to any such resignation offer may include: (i) accepting the resignation offer, (ii) deferring acceptance of the resignation offer until a replacement with the necessary qualifications can be identified and elected to the Board, (iii) maintaining the Director but addressing the underlying cause of the "withheld" votes, (iv) resolving that the Director will not be re-nominated for the next election, or (v) rejecting the resignation offer. An accepted resignation offer will become effective immediately upon acceptance or upon such other time as determined by the Board consistent with this policy.

The Board’s decision shall be made within 90 days of the certification of election results. The decision, and an explanation of the decision, shall be disclosed as soon as practicable by press release or Form 8-K.

ENTERPRISE FINANCIAL SERVICES CORP 150 NORTH MERAMEC CLAYTON, MO 63105

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

ENTERPRISE FINANCIAL SERVICES CORP
The Board of Directors recommends you vote FOR the following:
Vote on Directors
1	Election of Directors
	Nominees:
	1)	Peter F. Benoist	7)	James M. Havel
	2)	James J. Murphy, Jr.	8)	Judith S. Heeter
	3)	Michael A. DeCola	9)	Birch M. Mullins
	4)	William H. Downey	10)	Brenda D. Newberry
	5)	John S. Eulich	11)	Sandra A. Van Trease
	6)	Robert E. Guest, Jr.

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote on Proposals

The Board of Directors recommends you vote FOR Proposals B and D and FOR “1 Year” for Proposal C and the Audit Committee recommends you vote FOR Proposal A:
			For	Against	Abstain
2	Proposal A, ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm.		☐	☐	☐
			For	Against	Abstain
3	Proposal B, an advisory (non-binding) vote to approve our executive compensation.		☐	☐	☐
		1 Year	2 Years	3 Years	Abstain
4	Proposal C, an advisory (non-binding) vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐
			For	Against	Abstain
5	Proposal D, approval of an amendment to the certificate of incorporation, as amended, to eliminate cumulative voting.		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Signature (Joint Owners)
Date	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K is/are available at www.proxyvote.com.

ENTERPRISE FINANCIAL SERVICES CORP
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

May 21, 2014 – 5:00 p.m., local time
St. Louis Art Museum (located in Forest Park)
1 Fine Arts Drive
St. Louis, MO 63110

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) Peter F. Benoist and James J. Murphy, Jr., or any of them, each with full power of substitution, as proxies to vote all shares of Enterprise Financial Services Corp common stock that the stockholder(s) would be entitled to vote on all matters that properly come before the 2014 Annual Meeting and at any adjournment or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the stockholder(s) on the reverse side of this proxy card. This Proxy card, when properly executed will be voted as directed. If this Proxy card is signed and returned by the stockholder(s) and no specifications are indicated, the proxies are authorized to vote “FOR” the election of all nominees as unanimously recommended by the Board of Directors of Enterprise Financial Services Corp, "FOR" Proposals A, B and D, and a vote in favor of “1 YEAR” for Proposal C. Absent specific instructions with respect to cumulative voting, the appointed proxies will have full discretionary authority to vote cumulatively among all, or less than all, nominees and to allocate such votes among all, or less than all, of such nominees (other than nominees with respect to whom such authority has been withheld) in the manner the Board of Directors shall recommend, or otherwise in the proxies' discretion. If this proxy card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the 2014 Annual Meeting and at any adjournments or postponements.

SHARES HELD IN THE EFSC INCENTIVE SAVINGS PLAN

This proxy is also to be used by current or former employees of the Company or its subsidiaries who have allocated investment funds to the EFSC Common Stock Fund in the EFSC Incentive Savings Plan (the “Savings Plan”) to give voting instructions to the Savings Plan trustees. This proxy, when properly executed and delivered prior to 11:59 p.m. on May 16, 2014, will be voted by the Savings Plan trustees as directed.

 (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)